Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

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:
In re	:	Chapter 11
:
CANO HEALTH, INC., et al.,	:	Case No. 24–10164 (KBO)
:
Debtors.[1]	:	(Jointly Administered)
:

	:	Re: Docket No. 498, 671, 773, 829
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THIS PLAN HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT AN OFFER OR SOLICITATION OF AN OFFER OR ANY OTHER SOLICITATION WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE ACCEPTANCE OR REJECTION OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THE INFORMATION IN THE PLAN IS SUBJECT TO CHANGE.

FOURTH AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

OF CANO HEALTH, INC. AND ITS AFFILIATED DEBTORS

WEIL, GOTSHAL & MANGES LLP Gary T. Holtzer Jessica Liou Kevin Bostel Matthew P. Goren 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007	RICHARDS, LAYTON & FINGER, P.A. Mark D. Collins Michael J. Merchant Amanda R. Steele One Rodney Square 920 N. King Street Wilmington, Delaware 19801 Telephone: (302) 651-7700 Facsimile: (302) 651-7701

Attorneys for the Debtors and Debtors in Possession	Attorneys for the Debtors and Debtors in Possession

Dated: May 21, 2024
Wilmington, Delaware

[1]

The last four digits of Cano Health, Inc.’s tax identification number are 4224. A complete list of the Debtors in the chapter 11 cases may be obtained on the website of the Debtors’ claims and noticing agent at https://www.kccllc.net/CanoHealth. The Debtors’ mailing address is 9725 NW 117th Avenue, Miami, Florida 33178.

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ARTICLE V.	MEANS FOR IMPLEMENTATION	36

5.1	No Substantive Consolidation	36

5.2	Compromise and Settlement of Claims, Interests and Controversies	36

5.3	Restructuring Expenses	37

5.4	Plan Implementation	37

5.5	Reorganization Transaction	37

5.6	Restructuring Transactions; Effectuating Documents	40

5.7	Continued Corporate Existence; Dissolution	41

5.8	Litigation Trust	42

5.9	Cancellation of Existing Securities and Agreements	45

5.10	Retention of Causes of Action	47

5.11	Cancellation of Liens	47

5.12	Employee Matters	48

5.13	Nonconsensual Confirmation	48

5.14	Closing of Chapter 11 Cases	49

5.15	Termination of the Patient Care Ombudsman’s Duties	49

5.16	Notice of Effective Date	49

5.17	Separability	49

ARTICLE VI.	DISTRIBUTIONS	49

6.1	Distributions Generally	49

6.2	Distribution Record Date	49

6.3	Date of Distributions	50

6.4	Disbursing Agent	50

6.5	Rights and Powers of Disbursing Agent	50

6.6	Expenses of Disbursing Agent	52

6.7	No Postpetition Interest on Claims	52

6.8	Delivery of Distributions	52

6.9	Distributions after Effective Date	53

6.10	Unclaimed Property	53

6.11	Time Bar to Cash Payments	53

6.12	Manner of Payment under Plan	53

6.13	Satisfaction of Claims	53

6.14	Fractional Stock and Notes	54

6.15	Minimum Cash Distributions	54

6.16	Setoffs and Recoupments	54

6.17	Allocation of Distributions between Principal and Interest	54

6.18	No Distribution in Excess of Amount of Allowed Claim	54

6.19	Withholding and Reporting Requirements	55

ARTICLE VII.	PROCEDURES FOR DISPUTED CLAIMS	55

7.1	Objections to Claims	55

7.2	Resolution of Disputed Administrative Expenses and Disputed Claims	56

7.3	Payments and Distributions with Respect to Disputed Claims	56

7.4	Distributions after Allowance	56

7.5	Disallowance of Claims	56

7.6	Estimation of Claims	57

7.7	No Distributions Pending Allowance	57

7.8	Claim Resolution Procedures Cumulative	57

7.9	Interest	57

ARTICLE VIII.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES	58

8.1	General Treatment	58

8.2	Determination of Cure Disputes and Deemed Consent	58

8.3	Rejection Damages Claims	59

8.4	Indemnification Obligations	60

8.5	Insurance Policies	60

8.6	Treatment of Surety Bond Agreements	61

8.7	Intellectual Property Licenses and Agreements	62

8.8	Assignment	62

8.9	Reservation of Rights	62

8.10	Modifications, Amendments, Supplements, Restatements, or Other Agreements	63

ARTICLE IX.	CONDITIONS PRECEDENT TO CONFIRMATION OF PLAN AND EFFECTIVE DATE	63

9.1	Conditions Precedent to Confirmation of Plan	63

9.2	Conditions Precedent to Effective Date	64

9.3	Waiver of Conditions Precedent	65

9.4	Effect of Failure of a Condition	65

ARTICLE X.	EFFECT OF CONFIRMATION OF PLAN	66

10.1	Vesting of Assets	66

10.2	Binding Effect	66

10.3	Discharge of Claims and Termination of Interests	66

10.4	Term of Injunctions or Stays	67

10.5	Injunction	67

10.6	Releases	68

10.7	Exculpation	69

10.8	Subordinated Claims	70

10.9	Retention of Causes of Action/Reservation of Rights	70

10.10	Ipso Facto and Similar Provisions Ineffective	70

10.11	Solicitation of Plan	71

10.12	Corporate and Limited Liability Company Action	71

ARTICLE XI.	RETENTION OF JURISDICTION	72

11.1	Retention of Jurisdiction	72

11.2	Courts of Competent Jurisdiction	74

ARTICLE XII.	MISCELLANEOUS PROVISIONS	74

12.1	Payment of Statutory Fees	74

12.2	Substantial Consummation of the Plan	74

12.3	Dissolution of Creditors’ Committee	74

12.4	Plan Supplement	74

12.5	Senior Notes Indenture Trustee Fees and Expenses	75

12.6	Request for Expedited Determination of Taxes	75

12.7	Exemption from Certain Transfer Taxes	75

12.8	Amendments	75

12.9	Effectuating Documents and Further Transactions	76

12.10	Revocation or Withdrawal of the Plan	76

12.11	Severability of Plan Provisions	77

12.12	Governing Law	77

12.13	Time	77

12.14	Dates of Actions to Implement the Plan	77

12.15	Immediate Binding Effect	77

12.16	Deemed Acts	78

12.17	Successor and Assigns	78

12.18	Entire Agreement	78

12.19	Exhibits to Plan	78

12.20	Notices	78

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Each of the Debtors (as defined below), as proponents within the meaning of section 1129 of the Bankruptcy Code, proposes the Plan pursuant to section 1121(a) of the Bankruptcy Code. Capitalized terms used herein have the meanings set forth in Article I.A.

ARTICLE I. DEFINITIONS AND INTERPRETATION.

Definitions

The following terms have the respective meanings specified below:

1.1. 1L Exit Facility Loans means the new term loans to be issued under the Exit Facility Credit Agreement on the Effective Date in an amount set forth in the Plan Supplement (provided that such amount shall not exceed $50 million and such amount shall be further determined by the Debtors and the Ad Hoc First Lien Group in accordance with the Restructuring Support Agreement).

1.2. Accepting Class means a Class that votes to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

1.3. ACO Reach Business means all, or substantially all, of the assets comprising the Debtors’ Accountable Care Organization Realizing Equity, Access, and Community Health business.

1.4. Adequate Protection Claims means the Adequate Protection Superpriority Claims and the Adequate Protection Fees.

1.5. Adequate Protection Fees has the meaning ascribed in the DIP Orders.

1.6. Adequate Protection Superpriority Claims has the meaning ascribed in the DIP Orders.

1.7. Ad Hoc First Lien Group means that certain ad hoc group of holders of Secured Loans and Senior Notes represented by the AHG Advisors.

1.8. Administrative Expense Claim means a Claim for payment of an administrative expense of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority or superpriority under sections 507(a)(2) or 507(b) of the Bankruptcy Code, including, without limitation, (a) the actual and necessary costs and expenses incurred on or after the Petition Date of preserving the Estates and operating the businesses of the Debtors, (b) Allowed Professional Fee Claims, (c) Allowed DIP Claims, (d) Adequate Protection Claims, (e) Restructuring Expenses, and (f) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

1.9. AHG Advisors means (i) Gibson, Dunn & Crutcher LLP, as legal counsel to the Ad Hoc First Lien Group; (ii) Evercore Group L.L.C., as financial advisor to the Ad Hoc First Lien Group; (iii) Berkeley Research Group, LLC, as financial advisor to the Ad Hoc First Lien Group; (iv) Pachulski Stang Ziehl & Jones LLP, as Delaware counsel to the Ad Hoc First Lien Group; and (v) any other advisors retained by the Ad Hoc First Lien Group, with the consent of the Debtors (such consent not to be unreasonably withheld, conditioned, or delayed), in accordance with the Restructuring Support Agreement.

1.10. Allowed means, with respect to any Claim against a Debtor, a Claim: (i) (a) that is timely filed by the applicable Bar Date or (b) as to which there exists no requirement for the holder of a Claim to file proof of such Claim under the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order (including the Bar Date Order), (ii) (a) that is listed in the Schedules as not contingent, not unliquidated, and not disputed and (b) for which no contrary Proof of Claim has been timely filed, or (iii) Allowed under the Plan or by a Final Order, any stipulation approved by the Bankruptcy Court, or any contract, instrument, indenture, or other agreement entered into or assumed in connection with the Plan. With respect to any Claim described in clause (i) or (ii) above, such Claim will be considered Allowed only if, and to the extent that, (A) no objection to the allowance of such Claim has been asserted, or may be asserted, on or before the Claims Objection Deadline, (B) an objection to such Claim is asserted and such Claim is subsequently allowed pursuant to a Final Order, (C) such Claim is settled pursuant to, or as authorized under, an order of the Bankruptcy Court, or (D) such Claim is allowed pursuant to the Plan or any agreements related hereto and such allowance is approved and authorized by the Bankruptcy Court. For the avoidance of doubt, a Proof of Claim filed after the applicable Bar Date shall not be Allowed for any purposes absent entry of a Final Order allowing such late-filed Claim. “Allow” and “Allowing” shall have correlative meanings.

1.11. Allowed CS First Lien Claim Amount means $370,827,078.15.

1.12. Allowed First Lien Claim Amount means $468,500,000.00, which is comprised of the Allowed CS First Lien Claim Amount and the Allowed Side-Car First Lien Claim Amount.

1.13. Allowed CS First Lien Deficiency Claim Amount means $399,817,209.83.

1.14. Allowed First Lien Deficiency Claim Amount means $505,125,903.31, comprised of the Allowed CS First Lien Deficiency Claim Amount and the Allowed Side-Car First Lien Deficiency Claim Amount.

1.15. Allowed Kent Claim Amount means the total aggregate amount of the Kent Claims, which shall be $36,193,000.

1.16. Allowed Senior Notes Claim Amount means $306,406,250.00.

1.17. Allowed Side-Car First Lien Claim Amount means $97,672,921.85, which amount, for the avoidance of doubt, includes the Side-Car Applicable Premium.

1.18. Allowed Side-Car First Lien Deficiency Claim Amount means $105,308,693.48.

1.19. Assumption Schedule means the schedule of executory contracts and unexpired leases to be assumed, or assumed and assigned, by the Debtors pursuant to the Plan.

1.20. Avoidance Actions means any and all actual or potential Claims and Causes of Action to avoid a transfer of property of, or an obligation incurred by, the Debtors arising under chapter 5 of the Bankruptcy Code, including sections 502(d), 542, 544, 545, 547, 548, 549, 550, 551, 552, and 553(b) of the Bankruptcy Code, and applicable non-bankruptcy law.

1.21. Bar Date means the applicable date by which Proofs of Claim must be filed with respect to Claims against the Debtors, as ordered by the Bankruptcy Court pursuant to the Bar Date Order or other applicable order, or pursuant to the Plan.

1.22. Bar Date Order means, collectively, the (i) Order (I) Establishing a General Bar Date to File Proofs of Claim, (II) Establishing a Bar Date to File Proofs of Claim by Governmental Units, (III) Establishing a Rejection Damages Bar Date, (IV) Establishing an Amended Schedules Bar Date; (V) Approving the Form and Manner for Filing Proofs of Claim, (VI) Approving the Proposed Notices of Bar Dates, (VII) Approving Procedures with Respect to Service of the Proposed Notice of Bar Dates, and (VIII) Granting Related Relief [Docket No. 259] and (ii) the Corrected Order (I) Establishing a General Bar Date to File Proofs of Claim, (II) Establishing a Bar Date to File Proofs of Claim by Governmental Units, (III) Establishing a Rejection Damages Bar Date, (IV) Establishing an Amended Schedules Bar Date; (V) Approving the Form and Manner for Filing Proofs of Claim, (VI) Approving the Proposed Notices of Bar Dates, (VII) Approving Procedures with Respect to Service of the Proposed Notice of Bar Dates, and (VIII) Granting Related Relief [Docket No. 615], and any amendments or supplements thereto that have the effect of fixing, amending, or extending the deadline to file Proofs of Claim, in each case, as entered by the Bankruptcy Court.

1.23. Bankruptcy Code means title 11 of the United States Code, 11 U.S.C. § 101, et seq., as amended from time to time, as applicable to the Chapter 11 Cases.

1.24. Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases.

1.25. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code and any Local Bankruptcy Rules of the Bankruptcy Court, in each case, as amended from time to time and applicable to the Chapter 11 Cases.

1.26. Benefit Plans means each (i) “employee benefit plan” as defined in section 3(3) of ERISA and (ii) other compensation or benefit plan, policy, agreement or arrangement and workers’ compensation program, retirement plan, healthcare plan, disability plan, life and accidental death and dismemberment insurance plan, deferred compensation plan, severance program, retention plan and incentive plan, and all amendments and modifications thereto, in each case sponsored or maintained in the ordinary course by the Debtors for the benefit of any of their employees, directors or individual independent contractors as of the Petition Date.

1.27. Board means the board of directors of CHI.

1.28. Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

1.29. Cash means cash and cash equivalents, including bank deposits, checks, and other similar items in legal tender of the United States of America.

1.30. Cash Collateral has the meaning set forth in section 363(a) of the Bankruptcy Code.

1.31. Cause of Action means any action, claim, cross-claim, third-party claim, cause of action, controversy, demand, right, lien, indemnity, guaranty, suit, obligation, liability, loss, debt, damage, judgment, account, defense, remedies, offset, power, privilege, license and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including under any state or federal securities laws). Cause of Action also includes, (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity, fraud, fraud in the inducement, conversion, unjust enrichment, or constructive trust, (b) the right to object to Claims or Interests, (c) any Avoidance Action or any claim pursuant to section 362 of the Bankruptcy Code, (d) any claim or defense including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code, and (e) any state law fraudulent transfer claim.

1.32. Chapter 11 Cases means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and (b) when used with reference to all the Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

1.33. CHI means Debtor Cano Health, Inc.

1.34. Chief Executive Officer means Mark Kent, the Debtors’ current chief executive officer.

1.35. CH LLC means Debtor Cano Health, LLC.

1.36. Claim has the meaning set forth in section 101(5) of the Bankruptcy Code as against any Debtor.

1.37. Claims Objection Deadline means the later of (a) one-hundred and eighty (180) days after the Effective Date, and (b) such later date as may be fixed by the Bankruptcy Court (in each case, as the same may be extended by an order of the Bankruptcy Court).

1.38. Class means any group of Claims or Interests classified as set forth in Article III of the Plan.

1.39. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

1.40. Confirmation Hearing means the hearing to be held by the Bankruptcy Court to consider confirmation of the Plan, as such hearing may be adjourned, reconvened, or continued from time to time.

1.41. Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.42. Consenting Creditors has the meaning set forth in the Restructuring Support Agreement.

1.43. Convenience Claim means any Claim that would be a Non-RSA GUC Claim but for the fact that it (i) is scheduled or asserted as a fixed, liquidated and non-contingent Claim in the amount of $10,000 or less, or (ii) at the election of the holder of the Non-RSA GUC Claim and upon voting to accept the Plan, will be reduced to a fixed, liquidated and non-contingent Claim in the amount of $10,000; provided, however, that (x) no holder of a Non-RSA GUC Claim may subdivide its Claim into multiple Claims of $10,000 or less for purposes of receiving treatment as a Convenience Claim; (y) no Consenting Creditor may elect to have its Non-RSA GUC Claim (if any) treated as Convenience Claims; and (z) to the extent a holder of a Convenience Claim holds any joint and several liability claims, guaranty claims, or other similar claims against any other Debtor arising from or relating to the same obligations or liability as such Convenience Claim, such holder shall only be entitled to a distribution on account of one Convenience Claim against the Debtors in full and final satisfaction of all such Claims.

1.44. Convenience Claim Cap means $400,000.

1.45. Convenience Claim Cash Amount means an amount of Cash necessary to fund distributions to holders of Allowed Convenience Claims under the Plan, up to the Convenience Claim Cap. The Convenience Claim Cash Amount shall be exclusively funded out of the MSP Recovery Proceeds for purposes of distributions to holders of Allowed Convenience Claims.

1.46. CPE Assets means the centralized pharmacy equipment located at 3301 NW 107th Ave, Miami, FL 33178.

1.47. CPE Asset Sale Proceeds means the aggregate cash proceeds from the sale of the CPE Assets, whether sold by the Debtors or the Reorganized Debtors, as applicable, prior to or after the Effective Date.

1.48. Creditors’ Committee means the statutory committee of unsecured creditors appointed by the U.S. Trustee in the Chapter 11 Cases, pursuant to section 1102 of the Bankruptcy Code, as set forth in the Notice of Appointment of Committee of Unsecured Creditors [Docket No. 154] and as may be reconstituted from time to time.

1.49. CS Administrative Agent means Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent under the CS Credit Agreement, and any successor and assigns (including any corporation or other entity into which Credit Suisse AG, Cayman Islands Branch may be merged or converted or with which the Credit Suisse AG, Cayman Islands Branch may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Credit Suisse AG, Cayman Islands Branch shall be a party, or any corporation or other entity succeeding to all or substantially all of the business of Credit Suisse AG, Cayman Islands Branch).

1.50. CS Credit Agreement means that certain Credit Agreement, dated as of November 23, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among CH LLC, as borrower, PCIH, the CS Administrative Agent, and the lenders and issuing banks from time to time party thereto.

1.51. CS First Lien Claim means any Secured Claim on account of, arising under, or relating to, the CS Credit Agreement.

1.52. CS First Lien Deficiency Claim means any Claim on account of, arising under, or relating to, the CS Credit Agreement that is not a Secured Claim as determined pursuant to section 506(a) of the Bankruptcy Code. For the avoidance of doubt, the CS First Lien Deficiency Claims shall be treated as RSA GUC Claims.

1.53. CS Revolving Loans means the senior secured revolving credit loans issued under the CS Credit Agreement.

1.54. CS Term Loans means the senior secured term loans, delayed draw term loans, and additional term loans issued under the CS Credit Agreement.

1.55. Cure Amount means the amount of Cash or other property, as the Debtors or the Reorganized Debtors, as applicable (subject to the reasonable consent of the Requisite Consenting Creditors), and the counterparty to an executory contract or unexpired lease of the Debtors may agree or the Bankruptcy Court may order, as necessary to (a) cure a monetary default by the Debtors in accordance with the terms of an executory contract or unexpired lease of the Debtors and (b) permit the Debtors to assume (or assume and assign) such executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code.

1.56. Cure Dispute means a pending objection relating to assumption or assumption and assignment of an executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code.

1.57. D&O Policy means, collectively, all insurance policies (including any “tail policy”) issued or providing coverage to any of the Debtors for current or former directors’, managers’, and officers’ liability, and all agreements, documents or instruments related thereto.

1.58. Debtor or Debtors means CHI; PCIH; CH LLC; Cano Health Nevada Network, LLC; Cano Occupational Health, LLC; American Choice Healthcare, LLC; Cano PCP Wound Care, LLC; Cano Personal Behavior LLC; Cano PCP, LLC; Cano Behavior Health LLC; Cano Belen, LLC; Cano Health New Mexico LLC; Complete Medical Billing and Coding Services, LLC; Cano Health of Puerto Rico LLC; Cano Health of Florida, LLC; Cano Health CA1, MSO LLC; Comfort Pharmacy 2, LLC; Cano Medical Center of West Florida, LLC; CH Dental Administrative Services LLC; DGM MSO, LLC; Cano Research LLC; Cano PCP MSO, LLC; Cano HP MSO, LLC; ACH Management Services, LLC; CHPR MSO, LLC; Orange Healthcare Administration, LLC; Orange Care Group South Florida Management Services Organization, LLC; Orange Accountable Care Organization of South Florida LLC; Orange Accountable Care

Organization, LLC; American Choice Commercial ACO, LLC; Orange Care IPA of New York, LLC; Orange Care IPA of New Jersey, LLC; Total Care ACO, LLC; Cano Health CA1, LLC; Cano Health Illinois 1 MSO, LLC; Solis Network Solutions, LLC; Physicians Partners Group Merger, LLC; Physicians Partners Group Puerto Rico, LLC; Physicians Partners Group of FL, LLC; PPG Puerto Rico Blocker, Inc.; Physicians Partners Group Puerto Rico, LLC; Cano Health Illinois Network, LLC; Cano Pharmacy, LLC; IFB Pharmacy, LLC; Belen Pharmacy Group, LLC; University Health Care Pharmacy, LLC; Cano Health New York, IPA, LLC; and Clinical Research of Hollywood, P.A.

1.59. Debtor Professionals means the persons or firms retained by the Debtors pursuant to sections 327, 328, or 363 of the Bankruptcy Code.

1.60. Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

1.61. Definitive Documents means (i) the Restructuring Support Agreement (including the Restructuring Term Sheet), (ii) the Plan and the Plan Supplement, (iii) the Disclosure Statement and any materials transmitted to creditors and interest holders in connection with the solicitation of votes on the Plan, (iv) the Disclosure Statement Order and the Confirmation Order, (v) the DIP Motion, (vi) the DIP Credit Agreement, (vii) the DIP Orders, (viii) the Exit Facility Documents and the Sale Documents, if applicable, (ix) the Litigation Trust Agreement, (x) the GUC Warrant Agreement, and (xi) such other agreements and documentation reasonably desired or necessary to consummate and document the transactions contemplated by the Restructuring Support Agreement, the Restructuring Term Sheet, and the Plan, in each case, including any amendments, modifications, and supplements thereto and any related notes, certificates, agreements, documents, instruments, and orders (as applicable), which shall be in form and substance reasonably acceptable to the Requisite Consenting Creditors and the Debtors other than (x) (i) the Exit Financing Documents, (ii) the DIP Motion, (iii) the DIP Credit Agreement, (iv) the DIP Orders, and (v) the GUC Warrant Agreement, which shall be in form and substance acceptable to the Requisite Consenting Creditors and reasonably acceptable to the Debtors, (y) the Litigation Trust Agreement, which shall be in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee and delivered to counsel to the Ad Hoc First Lien Group, which shall have a consultation right with respect thereto; provided, that solely to the extent the Side-Car Lender Consent Right applies to a matter within a Definitive Document, the consent of the Debtors, the Requisite Consenting Creditors, and the Requisite Consenting Side-Car Lenders shall be required with respect to such matter; and provided, further, that the Definitive Documents and any GUC Provisions shall be consistent with the Global Settlement and any GUC Provision (or any amendments, modifications or supplements thereto) shall otherwise be reasonably acceptable to the Creditors’ Committee.

1.62. Description of Transaction Steps means the description of the Reorganization Transaction as set forth in the Plan Supplement.

1.63. De Minimis Asset Sale Proceeds means the aggregate cash proceeds from the sale of any de minimis assets (as defined in the De Minimis Asset Transaction Procedures Order) of the Debtors, including, without limitation, (i) any non-core patient transport vans, RVs, trailers, and mobile medical clinic vehicles and(ii) the Debtors’ pharmacy equipment and inventory, including, without limitation, pill counting machines, auto-bagging machines, compressors, and the centralized pharmacy automation system, in each case by the Debtors prior to the Effective Date pursuant to the De Minimis Asset Transaction Procedures Order.

1.64. De Minimis Asset Sale Proceeds Cap means $350,000 for all De Minimis Asset Sale Proceeds, excluding, for the avoidance of doubt, the CPE Asset Sale Proceeds, which shall not be subject to the De Minimis Asset Sale Proceeds Cap.

1.65. De Minimis Asset Transaction Procedures Order means the Order Pursuant to 11 U.S.C. §§ 363 and 105(a) (I) Authorizing and Approving Procedures for the Sale, Transfer, or Acquisition of Certain De Minimis Assets, and (II) Granting Related Relief [Docket No. 648].

1.66. DIP Agent means Wilmington Savings Fund Society, FSB, as administrative and collateral agent under the DIP Credit Agreement, and its successors and assigns, or any replacement agent appointed pursuant to the terms of the DIP Credit Agreement.

1.67. DIP Backstop Fee means the fee in an amount equal to 7.5% of the aggregate principal amount of the DIP Facility and payable “in kind,” to be added to the principal amount of the DIP Loans, as fully earned for the benefit of the DIP Backstop Parties upon entry of the Interim DIP Order.

1.68. DIP Backstop Parties means the members of the Ad Hoc First Lien Group that backstopped the DIP Facility.

1.69. DIP Claim means all Claims held by the DIP Lenders or the DIP Agent on account of, arising under, or relating to, the DIP Credit Agreement, the DIP Facility, or the DIP Orders, including Claims for all principal amounts outstanding, and any and all fees, interest, expenses, indemnification obligations, reimbursement obligations, and other amounts due under the DIP Documents, which, for the avoidance of doubt, shall include all “DIP Obligations” as such term is defined in the DIP Orders.

1.70. DIP Collateral has the meaning set forth in the DIP Orders.

1.71. DIP Conversion Exit Facility Loans means the aggregate outstanding principal amount of the DIP Loans (including, for the avoidance of doubt, the DIP Backstop Fee payable “in kind”), plus all accrued and unpaid interest, fees, premiums, and all other obligations on account of the DIP Loans on the Effective Date, less (i) the Exit Paydown Amount, if applicable, and (ii) the Escrow Interest Accrual, which aggregate amounts shall be converted into Exit Facility Term Loans issued under the Exit Facility Credit Agreement on the Effective Date.

1.72. DIP Credit Agreement means that certain Superpriority Senior Secured Debtor-in-Possession Credit Agreement, dated as of February 7, 2024, by and among CH LLC, as borrower, the DIP Agent, PCIH, each of the guarantors named therein, and the DIP Lenders, as amended, supplemented, restated, or otherwise modified from time to time, as approved by the Bankruptcy Court pursuant to the DIP Orders.

1.73. DIP Documents means, collectively, the DIP Credit Agreement, the Escrow Agreement, the DIP Orders, and all other agreements, documents, and instruments delivered or executed in connection therewith (including any fee letters or schedules executed in connection with the DIP Facility, the Escrow Agreement, and the Fronting Fee (as defined in the DIP Credit Agreement), and any guarantee and security documentation) (in each case, as amended, restated, modified, or supplemented from time to time).

1.74. DIP Facility means the superpriority senior secured multiple draw debtor-in-possession term loan credit facility in the aggregate principal amount of $150 million, as approved by the DIP Orders.

1.75. DIP Fees means, as of the Effective Date, all accrued and unpaid fees, premiums and expenses under the DIP Facility, including professional fees and expenses payable to the DIP Agent, the DIP Lenders, the Escrow Agent, and the Fronting Lender pursuant to the DIP Orders, including the DIP Backstop Fee, the DIP Participation Fee, and the reasonable and documented fees and expenses of the AHG Advisors and the DIP Agent.

1.76. DIP Lender Advisors means (i) Gibson, Dunn & Crutcher LLP, as legal counsel to the DIP Lenders; (ii) Evercore Group L.L.C., as financial advisor to the DIP Lenders; (iii) Berkeley Research Group, LLC, as financial advisor to the DIP Lenders; (iv) Pachulski Stang Ziehl & Jones LLP, as Delaware counsel to the DIP Lenders; and (v) any other advisors retained by the DIP Lenders, with the consent of the Debtors (such consent not to be unreasonably withheld, conditioned, or delayed), in accordance with the Restructuring Support Agreement.

1.77. DIP Lenders means the lenders under the DIP Credit Agreement and each other party that becomes a lender thereunder from time to time in accordance with the terms of the DIP Credit Agreement.

1.78. DIP Loans means the loans provided under the DIP Facility.

1.79. DIP Orders means, collectively, the Interim DIP Order and the Final DIP Order.

1.80. DIP Participation Fee means 15.0% of the aggregate principal amount of the DIP Facility divided by 75% of the Plan Value payable in New Equity Interests (expressed in dollars), to be fully earned upon entry of the Final DIP Order and allocated to the DIP Lenders on the Effective Date or as reasonably practicable thereafter.

1.81. Disallowed means a Claim against a Debtor, or any portion thereof, (i) that has been disallowed by a Final Order of the Bankruptcy Court, a settlement, or the Plan, (ii) that is listed in the Schedules at zero ($0) or as contingent, disputed, or unliquidated and as to which a Bar Date has been established but no Proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or applicable law, or (iii) that is not listed in the Schedules and as to which a Bar Date has been established but no Proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or under applicable law.

1.82. Disbursing Agent means any Entity (including any applicable Debtor or Reorganized Debtor, if it acts in such capacity) in its capacity as a disbursing agent under Article VI of the Plan.

1.83. Disclosure Statement means the disclosure statement for the Plan, as approved by the Bankruptcy Court pursuant to the Disclosure Statement Order.

1.84. Disclosure Statement Order means the order entered by the Bankruptcy Court finding the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code and authorizing solicitation of the Plan.

1.85. Discrete Asset Sale means the sale of one or more discrete businesses and/or assets of the Debtors in the Chapter 11 Cases, including, without limitation, any sale of all, or substantially all of, the ACO Reach Business and/or Medicaid Business.

1.86. Discrete Asset Sale Proceeds means the Cash proceeds from one or more Discrete Asset Sales, less the payment of ordinary and customary closing expenses and purchase price adjustments, if any.

1.87. Disputed means with respect to a Claim or Interest, any such Claim or Interest (a) that is neither Allowed nor Disallowed under the Plan or a Final Order, nor deemed Allowed under sections 502, 503, or 1111 of the Bankruptcy Code, (b) that has not been Allowed and is listed as unliquidated, contingent or disputed in the Schedules, or (c) for which a proof of claim for payment has been made and related to which the Debtors or any party in interest has interposed a timely objection or request for estimation, and such objection or request for estimation has not been withdrawn or determined by a Final Order. If the Debtors or a party in interest dispute only a portion of a Claim, such Claim shall be deemed Allowed in any amount the Debtors or such party in interest do not dispute, and shall be deemed Disputed as to the balance of such Claim.

1.88. Disputed Claims Reserve means an amount of Cash retained for the benefit of the Holders of Disputed Claims that constitute Non-RSA GUC Claims, which shall be in an amount equal to the Distributions such Holders of Disputed Claims that constitute Non-RSA GUC Claims would be entitled to receive on the applicable Distribution Date if such Disputed Claims were Allowed in their full amounts on such date. Such Cash shall be held by the Disbursing Agent in a segregated account.

1.89. Distribution Record Date means the Effective Date of the Plan.

1.90. DTC means The Depository Trust Company.

1.91. Effective Date means the date on which all conditions to the effectiveness of the Plan set forth in Article IX hereof have been satisfied or waived in accordance with the terms of the Plan.

1.92. Employment Agreements means, as to an employee, officer, director, or individual independent contractor, all employment and compensation agreements, in each case, existing as of the Effective Date, including any employment, services, separation, retention, incentive, bonus, or similar or related agreements, arrangements, plans, programs, policies or practices, in each case, as in effect as of the Effective Date.

1.93. Entity has the meaning set forth in section 101(15) of the Bankruptcy Code.

1.94. ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.95. Escrow Agent means Bank of New York Mellon, in its capacity as escrow agent under the Escrow Agreement, or such other escrow agent as is reasonably acceptable to the CH LLC, the Fronting Lender and the Required DIP Lenders.

1.96. Escrow Agreement means the Escrow Agreement, dated as of March 7, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among CH LLC, the Escrow Agent and the DIP Agent.

1.97. Escrow Interest Accrual means, as of the Effective Date, the aggregate amount of interest accrued on the Deposit Property (as defined in the Escrow Agreement).

1.98. Estate or Estates means, individually or collectively, the estate or estates of the Debtors created under section 541 of the Bankruptcy Code.

1.99. Exculpated Parties means, collectively, in each case, solely in their capacities as such: (a) the Debtors, (b) the Debtors’ managers, directors, and officers who served at any time between the Petition Date and the Effective Date, (c) Professionals retained by order of the Bankruptcy Court to represent the Debtors or the Creditors’ Committee, including professionals retained pursuant to the OCP Order, (d) the Creditors’ Committee and its members, (e) the Patient Care Ombudsman, and (h) with respect to each of the foregoing, all Related Parties who acted on their behalf in connection with the matters as to which exculpation is provided herein, solely to the extent such Related Parties are Estate fiduciaries. For the avoidance of doubt and notwithstanding anything herein or in any Definitive Document to the contrary, (x) the Debtors’ managers, officers and directors employed at any time between the Petition Date and the Effective Date shall be Exculpated Parties under the Plan and (y) all of the Debtors’ officers and directors employed prior to, but not on or after, the Petition Date shall not be Exculpated Parties under the Plan.

1.100. Existing CHI Interests means all Interests in CHI.

1.101. Existing CH LLC Interests means all Interests in CH LLC.

1.102. Existing PCIH Interests means all Interests in PCIH.

1.103. Existing Subsidiary Interests means all Interests in any Debtor entity that is a direct or indirect subsidiary of CH LLC.

1.104. Exit Facility means the credit facility to be provided to the applicable Reorganized Debtors on the Effective Date, which shall be comprised of (i) (x) the 1L Exit Facility Loans and (y) the DIP Conversion Exit Facility Loans, which, collectively, shall be treated as one fungible tranche of first lien term loans, and (ii) the New RCF Loans.

1.105. Exit Facility Agent means the administrative agent under the Exit Documents, and its successors and assigns, or any replacement agent appointed pursuant to the terms of the Exit Facility Documents.

1.106. Exit Facility Credit Agreement means that certain amended and restated credit agreement, which shall be effective on the Effective Date, by and among certain of the Reorganized Debtors, the Exit Facility Agent, and the Exit Facility Lenders, substantially in the form annexed to the Plan Supplement.

1.107. Exit Facility Documents means, collectively, the Exit Facility Credit Agreement and all other “Loan Documents” (as defined therein), including all other agreements, documents, and instruments delivered or entered into pursuant thereto or in connection therewith (including any guarantee agreements and collateral documentation) (in each case, as amended, restated, modified, or supplemented from time to time).

1.108. Exit Facility Lenders means the lenders under the Exit Facility Credit Agreement and each other party that becomes a lender thereunder from time to time in accordance with the terms of the Exit Facility Credit Agreement.

1.109. Exit Facility Term Loans means the first lien term loans under the Exit Facility Credit Agreement.

1.110. Exit Paydown Amount means all cash held by the Debtors in excess of $20,000,000 on the Effective Date, including all amounts in escrow, calculated after giving effect to all exit costs to facilitate the occurrence of the Effective Date; provided, that, any negotiated retained Cash Collateral from a Discrete Asset Sale shall be excluded from this test.

1.111. Final DIP Order means the Final Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364, 507, and 552 and Fed. R. Bankr. P. 2002, 4001, 6003, 6004, and 9014 for (I) Authority to (A) Obtain Postpetition Financing, (B) Use Cash Collateral (C) Grant Liens and Provide Superpriority Administrative Expense Status, (D) Grant Adequate Protection, (E) Modify the Automatic Stay, and (F) Schedule Final Hearing, and (II) Related Relief [Docket No. 271].

1.112. Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated, or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument, or rehearing shall have expired; provided that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.

1.113. First Lien Administrative Agents means (i) the CS Administrative Agent and (ii) the Side-Car Administrative Agent.

1.114. First Lien Claim means any CS First Lien Claim or Side-Car First Lien Claim.

1.115. First Lien Credit Agreements means (i) the CS Credit Agreement and (ii) the Side-Car Credit Agreement.

1.116. First Lien Deficiency Claim means any CS First Lien Deficiency Claim and any Side-Car First Lien Deficiency Claim. For the avoidance of doubt, the First Lien Deficiency Claims shall be treated as RSA GUC Claims.

1.117. Fronting Lender means Jefferies Capital Services, LLC, solely in its capacity as such under the DIP Credit Agreement.

1.118. Global Settlement means the global settlement and compromise of all claims and controversies among the Debtors, the Consenting Creditors, and the Creditors’ Committee, each in their capacity as such, with respect to, among other things, the Plan and classification and treatment of Claims therein, the Disclosure Statement, the First Lien Claims, the RSA GUC Claims, the Non-RSA GUC Claims, and any and all Challenges (as defined in the DIP Orders), the terms of which are substantially incorporated herein and reflected in the Disclosure Statement at Section I.B.

1.119. Governmental Unit has the meaning set forth in section 101(27) of the Bankruptcy Code.

1.120. GUC Provisions means any provision in this Plan, the Plan Supplement, the Confirmation Order, any Definitive Document or any other document entered into in connection with the implementation of the Plan, in each case, concerning or impacting the classification, treatment of, or distributions or recoveries to, the Non-RSA GUC Claims, the Litigation Trust Agreement, the Litigation Trust Causes of Action, and the Litigation Trust Interests.

1.121. GUC Warrants means warrants to purchase, after giving effect to the Reorganization Transaction, 5% of the total outstanding New Equity Interests (subject to dilution by the MIP Equity), which shall be exercisable for a 5-year period commencing on the Effective Date, at a strike price equivalent to par, plus the accrued value of the First Lien Claims and have no Black-Scholes protection, to be issued pursuant to the Plan, the terms and conditions of which shall be set forth in the GUC Warrant Agreement.

1.122. GUC Warrant Agreement means that certain warrant agreement to be entered into by the Reorganized Parent that shall govern the terms of the GUC Warrants.

1.123. GUC Warrant Equity means the New Equity Interests issuable upon the exercise of the GUC Warrants.

1.124. Humana ROFR means that certain Amended and Restated Right of First Refusal Agreement dated as of June 3, 2021, by and among Humana Inc., Humana Medical Plan, Inc., Humana Health Insurance Company of Florida, Inc., and Humana Insurance Company and their Affiliates who underwrite and/or administer health plans, Primary Care (ITC) Holdings, LLC, PCIH, and CHI.

1.125. Impaired means, with respect to a Claim, Interest, or Class of Claims or Interests, “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

1.126. Incremental Non-RSA GUC Cash means an amount of Cash of up to $1,000,000 comprised solely of a combination of one or more of the following: (i) the De Minimis Asset Sale Proceeds in an amount up to the De Minimis Asset Sale Proceeds Cap, (ii) the CPE Asset Sale Proceeds, and (iii) the Simply/MSP Proceeds.

1.127. Initial Litigation Trust Funded Amount means $100,000, to be funded by the Debtors to the Litigation Trust on the Effective Date.

1.128. Insured Claims means any insured Claims constituting Non-RSA GUC Claims or Subordinated Claims, as applicable, that are covered by the insurance policies of the Debtors.

1.129. Intercompany Claim means any pre- or postpetition Claim against a Debtor held by another Debtor.

1.130. Intercompany Interest means an Interest in a Debtor held by another Debtor.

1.131. Interests means any equity security in a Debtor as defined in section 101(16) of the Bankruptcy Code, including all common stock, preferred stock, or other instruments evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant, right, or any other interest that is exercisable, convertible, or exchangeable into equity of a Debtor, contractual or otherwise, including equity or equity-based incentives, grants, or other instruments issued, granted, or promised to be granted to current or former employees, directors, officers, or contractors of the Debtors, to acquire any such interests in a Debtor that existed immediately before the Petition Date.

1.132. Interim Compensation Order means the Order Pursuant to 11 U.S.C. §§ 105(a), 330, and 331 and Fed. R. Bankr. P. 2016 (I) Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals, and (II) Granting Related Relief [Docket No. 243].

1.133. Interim DIP Order means the Interim Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364, 507, and 552 and Fed. R. Bankr. P. 2002, 4001, 6003, 6004, and 9014 for (I) Authority to (A) Obtain Postpetition Financing, (B) Use Cash Collateral (C) Grant Liens and Provide Superpriority Administrative Expense Status, (D) Grant Adequate Protection, (E) Modify the Automatic Stay, and (F) Schedule Final Hearing, and (II) Related Relief [Docket No. 89].

1.134. IRS means the Internal Revenue Service.

1.135. Kent Claims means any and all Claims against any Debtor held by (i) Mark D. Kent, (ii) Nest Egg Trust LTD, and (iii) the Total Health Sellers.

1.136. Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.137. Litigation Trust means that certain trust to be established on the Effective Date for the benefit of holders of Allowed Non-RSA GUC Claims in accordance with Section 5.8 of the Plan.

1.138. Litigation Trust Agreement means that certain trust agreement to be entered into on or prior to the Effective Date by the Reorganized Debtors and the Litigation Trustee, which agreement shall be in form and substance consistent with the terms set forth herein, and otherwise reasonably acceptable to the Creditors’ Committee and the Debtors, and a draft of which shall be delivered to counsel to the Ad Hoc First Lien Group, which shall have a consultation right with respect thereto.

1.139. Litigation Trust Beneficiaries means holders of Allowed Non-RSA GUC Claims.

1.140.	Litigation Trust Causes of Action means

(a)

any and all Claims and/or Causes of Action (including Avoidance Actions) of the Debtors or the Debtors’ Estates, of any kind or nature whatsoever, whether in law or in equity, whether known or unknown, including without limitation Causes of Action for breach of fiduciary duty, fraud, fraud in the inducement, conversion, unjust enrichment, breach of contract, or constructive trust, against any former employee, officers or directors of the Debtors, or any former employee, member, manager, officer or director of any predecessor in interest of the Debtors, employed at any time during the period prior to (but not on or after) the Petition Date;

(b)

any and all Claims and/or Causes of Action (including Avoidance Actions) of the Debtors or the Debtors’ Estates, of any kind or nature whatsoever, whether in law or in equity, whether known or unknown, arising under any facts, circumstances, events, actions, omissions, transactions or occurrences at any time, in each case, against any of the following: (i) MedCloud Depot, LLC, (ii) Second Wave Delivery Systems, LLC, (iii) MSP Recovery, Inc., MSP Recovery LLC, Series 17-03-569, a Designated Series of MSP Recovery Claims, Series LLC, Claims RR, LLC, and/or John Ruiz (in each case, other than the MSP Claims), (iv) Jose Hernandez,[2] Imago Video and Photo Studios, and/or Immersion TV-Show Inc., (v) Stephanie Hernandez, and (vi) Dental Excellence Partners, LLP; provided that, in connection with its pursuit of any such Claims and Causes of Action with respect to these third parties, the Litigation Trust shall be limited in its remedies to money damages or other monetary relief against such third parties;

(c)

any and all Claims and/or Causes of Action (including Avoidance Actions) of the Debtors or the Debtors’ Estates, of any kind or nature whatsoever, whether in law or in equity, whether known or unknown, against any Person or Entity (other than the Released Parties) arising under, in connection with or related to any of the transactions for the Debtors’ purchase and acquisition of (i) University Health Care Inc., (ii) Doctor’s Medical Center, LLC, (iii) Orange Care Management Services Organization LLC, (iv) Belen Health, LLC, Belen Medical Centers, LLC and related entities, (v) Centro Medico Latino Americano De West Palm Beach, Corp, and/or (vi) Serenity Community Mental Health Center LLC (collectively, the “Cano Acquisition Transactions”); provided that, in connection with its pursuit of any such Claims and Causes of Action with respect to the Cano Acquisition Transactions, the Litigation Trust shall be limited in its remedies to money damages or other monetary relief against such third parties; and

[2]	[Reserved].

(d)	any other Claims and Causes of Action against any other third parties specified in the Plan Supplement by the mutual agreement of the Debtors and the Creditors’ Committee

Notwithstanding the foregoing, the Litigation Trust Causes of Action shall not include (a) the Retained Causes of Action, (b) the Claims or Causes of Action expressly released pursuant to Section 10.6(a) of the Plan, including those against Frederick Green or Jacqueline Guichelaar and any Preference Actions, (c) the Causes of Action asserted against the defendants in the litigation styled as Cano Health, Inc. v. Marlow Hernandez, Richard Aguilar, Jason Conger and Soran Health, LLC, Case No. 2024-001079-CA-01, (d) any other Claim or Cause of Action (including counterclaims) for breach of contract, specific performance or injunctive relief held by the Debtors against a former officer, director or employee of the Debtors that was employed prior to (but not on or after) the Petition Date arising under any employment agreement, confidentiality agreement or non-compete agreement or similar agreement with such former officer, director or employee, (e) any Claims or Causes of Action concerning the Debtors’ ongoing contracts with the Cano Acquisition Transactions, (f) any Claims, Causes of Action, counterclaims, or affirmative defenses the Debtors may assert in any litigation with any former officers, directors, or employees of Debtors concerning the rights of any such party under his or her employment agreement with the Debtors, and (g) any Claims or Causes of Action asserted in pending litigation by CHI against MSP Recovery, Inc. D/B/A Lifewallet and related defendants.

1.141. Litigation Trust Distributable Proceeds means the Cash proceeds, whether by settlement, adjudication or otherwise, of any Litigation Trust Causes of Action, or the Cash proceeds of any other assets of the Litigation Trust, net of any Litigation Trust Expenses.

1.142. Litigation Trust Expenses means any fees and expenses (including, for the avoidance of doubt, professional fees) incurred by the Litigation Trustee in the administration of the Litigation Trust

1.143. Litigation Trust Interests means the interests in the Litigation Trust, which shall be distributed to the Litigation Trust Beneficiaries, in accordance with Section 5.8 of the Plan and the Litigation Trust Agreement.

1.144. Litigation Trust Reallocated Amount means the amount of Cash reallocated from the MSP Cash Amount and the Incremental Non-RSA GUC Cash and instead funded to the Litigation Trust on the Effective Date for purposes of administering the Litigation Trust (including funding the Litigation Trust Expenses), which amount (x) shall be determined by the Creditors’ Committee in its sole and absolute discretion no later than five (5) business days prior to the Effective Date (provided that the Debtors shall make reasonable efforts to provide the Committee with five (5) business days’ advance notice of the anticipated Effective Date) and (y) shall not, for the avoidance of doubt, include the Initial Litigation Trust Funded Amount, which amount shall be funded by the Debtors on the Effective Date.

1.145. Litigation Trustee the trustee of the Litigation Trust, to be selected by the Creditors’ Committee in consultation with DIP Lenders and the Ad Hoc First Lien Group and reasonably acceptable to the Debtors.

1.146. Loan Claim means any CS First Lien Claim, CS First Lien Deficiency Claim, Side-Car First Lien Claim, and Side-Car First Lien Deficiency Claim.

1.147. Medicaid Business means all, or substantially all, of the assets that comprise the Debtors’ Medicaid Advantage business.

1.148. MIP means a post-emergence management incentive plan, consistent with the terms of the MIP Term Sheet, to be established no later than a date that is ninety (90) days after the Effective Date by the New Board.

1.149. MIP Equity means 10% of the New Equity Interests on a fully diluted basis available for issuance pursuant to the MIP and allocated consistent with the terms of the MIP Term Sheet.

1.150. MIP Term Sheet means the term sheet summarizing the key terms of the MIP to be filed with the Plan Supplement.

1.151. MSP Cash Amount means Cash in an amount equal to the MSP Recovery Proceeds less the Convenience Claim Cash Amount.

1.152. MSP Claims means the Claims and Causes of Action set forth in the litigation styled as Cano Health LLC. v. MSP Recovery, Inc. et, al. (Case No. 2023-021166 CA 01).

1.153. MSP Recovery Class A Stock means shares of Class A Common Stock of MSP Recovery, Inc. held by the Debtors as of the Petition Date.

1.154. MSP Recovery Order means that certain Order Pursuant to 11 U.S.C. §§ 363 and 105(a) and Fed. R. Bankr. P. 2002 and 6004 (i) Authorizing Debtors to Sell Shares of MSP Recovery, Inc. and (ii) Granting Related Relief, dated March 7, 2024 [Docket No. 328].

1.155. MSP Recovery Proceeds means the $5,589,958.00 in net Cash proceeds received by the Debtors from the sale of the MSP Recovery Class A Stock following the Petition Date as authorized and/or ratified pursuant to the Order Pursuant To 11 U.S.C. §§ 363 and 105(A) And Fed. R. Bankr. P. 2002 And 6004 (I) Authorizing Debtors To Sell Shares Of MSP Recovery, Inc. and (II) Granting Related Relief [Docket No. 328], which proceeds shall be held, prior to the Effective Date, in a segregated account by the Debtors in accordance with the MSP Recovery Order, and distributed on the Effective Date in accordance with this Plan.

1.156. New Board means the board of directors of Reorganized Parent.

1.157. New Equity Interests means the new common shares of Reorganized Parent to be issued (i) on the Effective Date or (ii) as otherwise permitted pursuant to the Plan.

1.158. New Governance Documents means the forms of certificates of incorporation, bylaws, certificates of formation, limited liability company agreements, equityholders’ agreements, or other similar forms of organizational documents, as applicable, of the Reorganized Debtors, which shall be acceptable to the Requisite Consenting Creditors.

1.159. New RCF Lenders means the lenders making the New RCF Loans under the Exit Facility Credit Agreement.

1.160. New RCF Loans means the new money superpriority revolving loans to be provided to certain of the Reorganized Debtors under the Exit Facility Credit Agreement, which shall be in an aggregate principal amount of up to $75 million and secured on a senior basis to the 1L Exit Facility Loans and the DIP Conversion Exit Facility Loans.

1.161. Non-RSA GUC Claims means any Claim against any of the Debtors that is not an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, DIP Claim, First Lien Claim, Intercompany Claim, RSA GUC Claim, Convenience Claim, or Subordinated Claim. For the avoidance of doubt, Non-RSA GUC Claims include any Claim for damages resulting from or based on the Debtors’ rejection of an executory contract or unexpired lease.

1.162. OCP Order means the Order Pursuant to 11 U.S.C. §§ 105(a), 327, and 330 Authorizing Debtors to Employ Professionals Used in Ordinary Course of Business [Docket No. 244].

1.163. Orange Care Purchase Agreement means that certain Purchase Agreement and Plan of Merger, dated as of July 31, 2021, by and among (i) each Company (as defined therein), (ii) each Seller (as defined therein), (iii) Lissette Exposito, Frank Exposito, Lissette Exposito Irrevocable Trust and Dr. Paul R. Rosenstock, (iv) CH LLC, (v) each of the Merger Subs (as defined therein), (vi) CHI, and (vii) Frank Exposito. For the avoidance of doubt, the Orange Care Purchase Agreement Claims shall be treated as Subordinated Claims.

1.164. Orange Care Purchase Agreement Claims means any Claim held by any of the seller-parties under the Orange Care Purchase Agreement against any Debtor arising under, or relating to, the Orange Care Purchase Agreement.

1.165. Other Priority Claim means any Claim, other than an Administrative Expense Claim, Priority Tax Claim, or an Other Secured Claim, entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

1.166. Other Secured Claim means a Secured Claim other than a First Lien Claim.

1.167. Patient Care Ombudsman means Daniel McMurray, in his capacity as patient care ombudsman in the Chapter 11 Cases, pursuant to that certain order of the Bankruptcy Court, dated March 6, 2024 [Docket No. 269].

1.168. PCIH means Debtor Primary Care (ITC) Intermediate Holdings, LLC.

1.169. Person has the meaning set forth in section 101(41) of the Bankruptcy Code.

1.170. Petition Date means February 4, 2024.

1.171. Plan means this joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), as the same may be amended, supplemented, or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.172. Plan Objection Deadline means the deadline set by the Bankruptcy Court by which parties in interest must file objections to confirmation of the Plan.

1.173. Plan Supplement means a supplemental appendix to the Plan containing, among other things, substantially final forms of documents, schedules, and exhibits to the Plan to be filed with the Bankruptcy Court, including, among other things, the following: (a) New Governance Documents (to the extent such New Governance Documents reflect material changes from the Debtors’ existing organizational documents and bylaws), (b) the Description of Transaction Steps, (c) the Assumption Schedule, (d) the Rejection Schedule, (e) the Senior Executive Employment Agreements, (f) an equityholders’ agreement to the extent the Consenting Creditors elect to enter into such agreement in their sole discretion, (g) the MIP Term Sheet, (h) the Litigation Trust Agreement, which shall be reasonably acceptable to the Debtors and the Creditors’ Committee, (i) to the extent applicable, the Sale Documents, (j) the GUC Warrant Agreement, (k) a schedule of Retained Causes of Action, (l) the Exit Facility Documents, and (m) to the extent known, information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code. The Plan Supplement shall be filed with the Bankruptcy Court not later than seven (7) calendar days prior to the Voting Deadline; provided that, through the Effective Date, and subject to the reasonable consent of the Requisite Consenting Creditors, the Debtors shall have the right to amend and supplement the Plan Supplement and any schedules, exhibits, or amendments thereto, in accordance with the terms of the Plan and the Litigation Trust Agreement, which for the avoidance of doubt, shall be in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee and delivered to counsel to the Ad Hoc First Lien Group, which shall have a consultation right with respect thereto.

1.174. Plan Value means the midpoint of the aggregate value of the New Equity Interests as of the Effective Date, as set forth in the Disclosure Statement.

1.175. Preference Action means an Avoidance Action pursuant to section 547 of the Bankruptcy Code and any similar cause of action under non-bankruptcy law.

1.176. Prepetition Lenders has the meaning ascribed to it in the DIP Orders.

1.177. Prepetition Secured Parties has the meaning ascribed to it in the DIP Orders.

1.178. Priority Tax Claim means any Secured Claim or unsecured Claim of a Governmental Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.179. Professional means a Person or Entity (i) employed by the Debtors or the Creditors’ Committee pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code; or (ii) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code that are not Restructuring Expenses.

1.180. Professional Fee Claim means any Claims for fees and expenses (including transaction and success fees) incurred by a Professional on or after the Petition Date to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court.

1.181. Pro Rata means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims and Disputed Claims in such Class.

1.182. Putative Securities Class Action means the putative class action pending in the United States District Court for the Southern District of Florida, styled as Gonzalez v. Cano Health, Inc. f/k/a Jaws Acquisition Corp. et al.

1.183. Putative Securities Class Action Claim means any Claim arising out of, or relating to, the Putative Securities Class Action.

1.184. Rejection Schedule means the schedule of executory contracts and unexpired leases to be rejected by the Debtors pursuant to the Plan, which shall include the Humana ROFR, the TRA, and any Senior Executive Employment Agreement that is replaced with a new employment agreement as of the Effective Date that is in form and substance acceptable to the Requisite Consenting Creditors and the applicable Senior Executive.

1.185. Related Parties means an Entity’s predecessors, successors and assigns, parents, subsidiaries, affiliates, managed accounts or funds, and all of their respective current and former officers, directors (other than the Debtors’ former officers and directors employed prior to, but not on or after, the Petition Date), principals, shareholders (and any fund managers, fiduciaries or other agents of shareholders with any involvement related to the Debtors), members, partners, employees, agents, trustees, advisory board members, financial advisors, attorneys, accountants, actuaries, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, and such persons’ respective heirs, executors, estates, servants and nominees.

1.186. Released Parties means, collectively, and in each case, solely in their capacities as such: (a) the Debtors, (b) the Reorganized Debtors, (c) each Consenting Creditor, (d) the DIP Agent, (e) the DIP Lenders and the DIP Backstop Parties, (f) the Fronting Lender, (g) the Escrow Agent, (h) the Ad Hoc First Lien Group and the Prepetition Secured Parties, (i) the Senior Notes Indenture Trustee, (j) the Patient Care Ombudsman, (k) the Exit Facility Agent, (l) the Exit Facility Lenders, (m) the Creditors’ Committee and its members, (n) the Total Health Sellers, (o) Mark D. Kent, (p) Frederick Green, in his capacity as former officer of the Debtors, (q) Jacqueline Guichelaar, in her capacity as former director of the Debtors, and (r) with respect to each of the foregoing, all Related Parties. For the avoidance of doubt and notwithstanding anything herein or in any Definitive Document to the contrary, (x) the Debtors’ officers, directors, and the Debtor Professionals employed at any time on and after the Petition Date through the Effective Date shall be Released Parties under the Plan and (y) the Debtors’ former employees, officers and directors, or any former employee, member, manager, officer or director of any predecessor in interest of the Debtors employed prior to, but not on or after, the Petition Date (other than as enumerated in (p) and (q) herein) shall not be Released Parties under the Plan.

1.187. Releasing Parties means, collectively, and in each case solely in their capacity as such: (a) the Debtors, (b) the Reorganized Debtors, (c) the Consenting Creditors, (d) the DIP Agent, (e) the DIP Lenders and the DIP Backstop Parties, (f) the Fronting Lender, (g) the Escrow Agent, (h) the Ad Hoc First Lien Group and the Prepetition Secured Parties, (i) the Senior Notes Indenture Trustee, (j) the Patient Care Ombudsman, (k) the Exit Facility Agent, (l) the Exit Facility Lenders, (m) the Total Health Sellers, (n) Mark D. Kent, (o) the Creditors’ Committee and its members, (p) the Holders of Claims or Interests that vote to accept the Plan and do not opt out of granting the releases set forth herein; provided, that, if a Person or Entity is not a “Releasing Party,” then its Related Parties (in their capacities as such) are not Releasing Parties.

1.188. Reorganization Transaction means any transaction, or series of transactions the Debtors and the Requisite Consenting Creditors determine is necessary or appropriate to implement the stand-alone restructuring under the Plan, including any Discrete Asset Sales entered into in connection therewith.

1.189. Reorganized Debtors means each Debtor, as reorganized pursuant to and under the Plan, including any transferee or successor thereto by merger, consolidation, transfer or otherwise, on or after the Effective Date.

1.190. Reorganized Parent means either (i) CHI as reorganized hereunder, as the ultimate parent of the Reorganized Debtors, or (ii) the ultimate parent of the entities holding, owning or acquiring all, or substantially all, of the assets of the Debtors.

1.191. Required DIP Lenders has the meaning ascribed to “Required Lenders” in the DIP Credit Agreement.

1.192. Requisite Consenting Creditors means, means, as of the date of determination, Consenting Creditors holding at least 50.1% in aggregate principal amount of the Secured Loans held by all Consenting Creditors; provided that, with respect to a matter subject to the Side-Car Lender Consent Right, the foregoing calculation shall exclude from both the numerator and the denominator all of the Secured Loans of any Consenting Creditor that is a Side-Car Lender.

1.193. Requisite Consenting Side-Car Lenders means, as of the date of determination, Consenting Creditors holding at least 50.1% in aggregate principal amount of the Side-Car Term Loans held by all Consenting Creditors; provided that, if at any time there are two or more Side-Car Lenders party hereto that are not affiliates of one another, Requisite Consenting Side-Car Lenders shall include at least two Consenting Creditors that are not affiliates of one another.

1.194. Restructuring means the restructuring of the Debtors, the principal terms of which are set forth in the Plan and the Plan Supplement, which shall be consummated pursuant to a Reorganization Transaction.

1.195. Restructuring Expenses means all reasonable and documented fees and expenses of the AHG Advisors, the DIP Lender Advisors, and the First Lien Administrative Agents, in each case, whether incurred prepetition or postpetition.

1.196. Restructuring Transactions means all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan or any other document contemplated thereby, including, but not limited to, the transactions described in Section 5.6 of this Plan or as described in the Plan Supplement.

1.197. Restructuring Support Agreement means that certain Restructuring Support Agreement, dated as of February 4, 2024, by and among the Debtors and the parties thereto, as may be amended, amended and restated, supplemented, or modified from time to time in accordance with the terms thereof, a copy of which is annexed to Docket No. 14 as Exhibit A.

1.198. Retained Causes of Action means any Claims or Causes of Action to be retained by, and vest in, the Reorganized Debtors in accordance with Section 5.10 the Plan and identified in the Plan Supplement; provided, that, the Retained Causes of Action shall exclude any Litigation Trust Causes of Action.

1.199. RSA GUC Claims means the (i) First Lien Deficiency Claims, (ii) Senior Notes Claims, and (iii) Kent Claims.

1.200. Sale Documents means any agreements, documents, motions, orders, and any modifications, amendments, supplements, schedules, or exhibits thereto executed in connection with any sale, or series of sales, implementing the Restructuring, including a Discrete Asset Sale, which shall be in form and substance reasonably acceptable to the Debtors and the Requisite Consenting Creditors.

1.201. Schedules means, collectively, the schedules of assets and liabilities, schedules of executory contracts and unexpired leases, and statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as the same may have been amended, modified, or supplemented from time to time.

1.202. Secured Claim means a Claim (a) secured by a Lien on collateral to the extent of the value of such collateral as (i) set forth in the Plan, (ii) agreed to by the holder of such Claim and the Debtors, or (iii) determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (b) secured by the amount of any right of setoff of the holder thereof in accordance with section 553 of the Bankruptcy Code.

1.203. Secured Loans means, collectively, the CS Term Loans, the CS Revolving Loans, and the Side-Car Term Loans.

1.204. Security has the meaning set forth in section 101(49) of the Bankruptcy Code.

1.205. Senior Executive Employment Agreements means the Employment Agreements of the Senior Executives.

1.206. Senior Executives means the Chief Executive Officer, Interim Chief Financial Officer, Chief Operations Officer, and Chief People Officer, and any other senior executive officer as may be agreed between the Debtors and the Requisite Consenting Creditors, in each case, of the Debtors.

1.207. Senior Notes means those certain 6.25% senior unsecured notes due 2028 issued pursuant to the Senior Notes Indenture.

1.208. Senior Notes Claim means any Claim arising under, or related to, the Senior Notes Indenture or the Senior Notes.

1.209. Senior Notes Indenture means that certain Indenture, dated as of September 30, 2021, as may be amended from time to time, by and among, CH LLC, as issuer, the guarantors party thereto, and the Senior Notes Indenture Trustee.

1.210. Senior Notes Indenture Trustee means U.S. Bank National Association, as trustee under the Senior Notes Indenture, and its successors, assigns, or any successor trustee appointed pursuant to the terms of the Senior Notes Indenture.

1.211. Senior Notes Indenture Trustee Charging Lien means any Lien or other priority in payment for Senior Notes Indenture Trustee Fees and Expenses to which the Senior Notes Indenture Trustee may be entitled pursuant to the Senior Notes Indenture.

1.212. Senior Notes Indenture Trustee Fees and Expenses means all reasonable and documented fees, indemnity claims, costs, and expenses (including the reasonable and documented fees and expenses of counsel) incurred by the Senior Notes Indenture Trustee under the Senior Notes Indenture, either (a) prior to the Effective Date or (b) solely to the extent incurred in connection with the implementation of the Plan or the Confirmation Order, on or after the Effective Date.

1.213. Senior Notes Indenture Trustee Fee Cap means $300,000.

1.214. Side-Car Administrative Agent means JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the Side-Car Credit Agreement.

1.215. Side-Car Applicable Premium has the meaning ascribed to the term “Applicable Premium” under the Side-Car Credit Agreement.

1.216. Side-Car Applicable Premium Settlement Amount means $18,428,650.86 on account of the Applicable Premium (as defined in the Side-Car Credit Agreement).

1.217. Side-Car Credit Agreement means that certain Credit Agreement, dated as of February 24, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among CH LLC, as borrower, PCIH, the guarantors from time to time party thereto, the Side-Car Administrative Agent, and the Side-Car Lenders.

1.218. Side-Car First Lien Claim means any Secured Claim on account of, arising under, or relating to, the Side-Car Credit Agreement, including (i) the aggregate principal amount outstanding under the Side-Car Credit Agreement, (ii) accrued and unpaid prepetition interest, and (iii) the Side-Car Applicable Premium (as settled and compromised hereunder in the amount of the Side-Car Applicable Premium Settlement Amount).

1.219. Side-Car First Lien Deficiency Claim means any Claim on account of, arising under, or relating to, the Side-Car Credit Agreement that is not a Secured Claim as determined pursuant to section 506(a) of the Bankruptcy Code. For the avoidance of doubt, the Side-Car First Lien Deficiency Claims shall be treated as RSA GUC Claims.

1.220. Side-Car Lenders means the lenders from time to time party to the Side-Car Credit Agreement.

1.221. Side-Car Lender Consent Right means the right of the Requisite Consenting Side-Car Lenders to consent to or approve any Definitive Document (including any amendment, supplement or other modification thereto) or any waiver, change, modification or amendment to the Restructuring Support Agreement, solely to the extent of (i) any modification or effect on the Side-Car Resolution, the treatment of the Side-Car Applicable Premium Settlement Amount as set forth in the Restructuring Term Sheet, or the release provisions related to any Side-Car Lender, solely in its capacity as such, set forth in the Restructuring Support Agreement, this Plan or the Confirmation Order or (ii) any disproportionate adverse effect or other material and adverse impact on any right (economic or otherwise), obligation or term in favor of or relating to any Side-Car Lender, solely in its capacity as such, pursuant to or identified in the Restructuring Support Agreement (including the Restructuring Term Sheet) or any other Definitive Document as compared to any other Consenting Creditor.

1.222. Side-Car Resolution means that certain settlement and compromise of potential disputes hereunder pursuant to Bankruptcy Rule 9019 regarding the amount or allowance of the Side-Car Applicable Premium as reflected in the Side-Car Applicable Premium Settlement Amount and otherwise set forth in the Restructuring Support Agreement and incorporated in the Plan.

1.223. Side-Car Term Loans means the secured term loans under the Side-Car Credit Agreement.

1.224. Simply Cashout Amount means the lesser of (x) $500,000 and (y) $1,000,000 less the actual amount of Incremental Non-RSA GUC Cash previously funded to the applicable Disbursing Agent for distribution to holders of Non-RSA GUC Claims on or prior to such date (in each case, calculated at the time of the Reorganized Debtors’ remittance of the Simply Cashout Amount to the applicable Disbursing Agent).

1.225. Simply Claims means the Claims and Causes of Action set forth in the Simply Litigation, and any other pharmacy rebate Claims the Debtors or the Reorganized Debtors may have against Simply Healthcare Plan Inc. that arise on account of the Simply Agreements (as defined in the Simply Litigation).

1.226. Simply Litigation means the litigation styled as Cano Health LLC vs. Simply Healthcare Plan Inc., et al. (Case No. 2024-000284-CA-01) (Fla. Cir. Ct., 11th Judicial Dist., Miami-Dade County).

1.227. Simply/MSP Proceeds means the (x) Cash proceeds from the first dollars, after deducting for all fees, expenses, and charges of the Reorganized Debtors (which, for the avoidance of doubt, shall not include the fees, expenses, and charges of the Debtors’ bankruptcy Professionals) incurred in connection with the Simply Claims or MSP Claims, received by the Reorganized Debtors on account of any final cash judgment or award issued in connection with (i) the Simply Claims and (ii) the MSP Claims; or (y) solely with respect to the Simply Litigation, in the event no final cash judgment or award is issued in connection with the Simply Claims and the Reorganized Debtors instead consensually resolve or settle the Simply Claims for an amount that would yield less than $1,000,000 in net cash proceeds, Cash equal to the Simply Cashout Amount, which the Reorganized Debtors shall, upon consummation of such consensual resolution or settlement, be remitted in accordance with the Litigation Trust Agreement.

1.228. SIR means self-insured retention, retained limit, deductible, or similar provision in any applicable insurance policy.

1.229. Subordinated Claims means any prepetition Claim against the Debtors that is subject to subordination pursuant to section 510 of the Bankruptcy Code or otherwise or any Claim for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim, which includes, for the avoidance of doubt, any (i) TRA Claims, (ii) Putative Securities Class Action Claims or any Claims arising under or relating to any other similar class action lawsuits, and (iii) Orange Care Purchase Agreement Claims.

1.230. Surety means Atlantic Specialty Insurance Company.

1.231. Surety Bonds means those certain surety bonds issued by Surety, prior to and after the Petition Date, on behalf of certain of the Debtors.

1.232. Surety Bond Indemnitors means those certain Debtors party to the Surety Indemnity Agreements (as defined herein).

1.233. Surety Bond Indemnity Agreements means those certain indemnity agreements and/or related agreements, including without limitation, agreements regarding collateral entered into prior to and after the Petition Date in the ordinary course of business by certain of the Debtors and Surety.

1.234. Tax Code means the Internal Revenue Code of 1986, as amended from time to time.

1.235. Total Health Purchase Agreement means that certain Asset Purchase Agreement, dated as of December 13, 2022, by and among Mark Kent, CHI, CH LLC and the other parties thereto, related to the sale to the Debtors of the business known as Total Health. For the avoidance of doubt, any Claims arising under, or relating to, the Total Health Purchase Agreement (including, for the avoidance of doubt, the Kent Claims) shall be treated as RSA GUC Claims.

1.236. Total Health Sellers means Total Health Medical Centers, LLC, Your Partners in Health, LLC, Your Partners In Health I, LLC, ProCare Medical Management LLC, Care Management Resources, LLC, Care Management Resources I, LLC, and Mark D. Kent, in their respective capacities as sellers under the Total Health Purchase Agreement.

1.237. TRA means that certain Tax Receivable Agreement, dated as of June 3, 2021, by and between Jaws Sponsor, LLC, CHI, PCIH, and Primary Care (ITC) Holdings, LLC (and certain other persons that have or will become a party thereto).

1.238. TRA Claim means any Claim arising under, or relating to, the TRA.

1.239. Unimpaired means, with respect to a Claim, Interest, or Class of Claims or Interests, not “impaired” within the meaning of section 1124 of the Bankruptcy Code.

1.240. Unsecured Claims Distribution Date means any date on which a Disbursing Agent makes a distribution to holders of RSA GUC Claims, Non-RSA GUC Claims, and/or Convenience Claims.

1.241. U.S. Trustee means the Office of the United States Trustee for the District of Delaware.

1.242. Voting Agent means Kurtzman Carson Consultants LLC, solely in its capacity as the Debtors’ voting agent.

1.243. Voting Deadline means the date set by the Bankruptcy Court by which all completed ballots to vote on the Plan must be received.

A. Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in, or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. For purposes herein: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender, (2) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions, (3) unless otherwise specified, all references herein to “Sections” are references to Sections hereof or hereto, (4) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply, and (5) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

B. Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to the legal tender of the United States of America, unless otherwise expressly provided.

C. Controlling Document.

In the event of an inconsistency between the terms and provisions in the Plan (without reference to the Plan Supplement) and the terms and provisions in the Disclosure Statement, the Plan Supplement, any other instrument or document created or executed pursuant to the Plan (including any Definitive Document) or any order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements or amendments to any of the foregoing), the Plan (without reference to the Plan Supplement) shall govern and control. Notwithstanding anything herein to the contrary, in the event of a conflict or inconsistency between the terms of the Restructuring Support Agreement and the terms of the Plan, the terms of the Plan shall control. Notwithstanding anything herein to the contrary, in the event of a conflict between the Confirmation Order, on the one hand, and any of the Plan, the Plan Supplement, or the Definitive Documents, on the other hand, the Confirmation Order shall govern and control in all respects.

D. Certain Consultation, Information, Notice, and Consent Rights.

Notwithstanding anything herein to the contrary, any and all consultation, information, notice, and consent rights of the parties to the Restructuring Support Agreement set forth in the Restructuring Support Agreement with respect to the form and substance of the Plan, the Plan Supplement, and any Definitive Document, including any amendments, restatements, supplements, or other modifications to such documents, and any consents, waivers, or other deviations under or from any such documents shall be incorporated herein by this reference (including to the applicable definitions in Article I hereof) and fully enforceable as if stated in full herein until such time as the Restructuring Support Agreement is terminated in accordance with its terms; provided, that the Litigation Trust Agreement shall be in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee and delivered to counsel to the Ad Hoc First Lien Group, which shall have a consultation right with respect thereto.

ARTICLE II. ADMINISTRATIVE EXPENSE AND PRIORITY CLAIMS.

2.1 Administrative Expense Claims.

Except to the extent a holder of an Allowed Administrative Expense Claim agrees to less favorable treatment, each holder of an Allowed Administrative Expense Claim (other than a DIP Claim, Adequate Protection Fees, Restructuring Expenses, or a Professional Fee Claim) shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Claim, Cash in an amount equal to the unpaid portion of such Allowed Administrative Expense Claim on the latest of: (a) the Effective Date; (b) the first Business Day after the date that is 30 days after the date on which such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; (c) the date on which such Administrative Expense Claim becomes payable under any agreement with the Debtors or the applicable Reorganized Debtors relating thereto; (d) in respect of liabilities incurred by the Debtors in the ordinary course of business, the date upon which such liabilities are payable in the ordinary course of business by the Debtors or the applicable Reorganized Debtors, as applicable, consistent with the Debtors’ past practice; or (e) such other date as may be agreed upon between the holder of such Allowed Administrative Expense Claim and the Debtors or the applicable Reorganized Debtors, as the case may be.

2.2 Professional Fee Claims.

(a) All Entities seeking an award by the Bankruptcy Court of Professional Fee Claims shall file and serve on the Debtors and/or the Reorganized Debtors, and such other Persons who are designated by the applicable Bankruptcy Rules, the Confirmation Order, the Interim Compensation Order, or any other applicable order of the Bankruptcy Court, on or before the date that is forty-five (45) days after the Effective Date, their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred from the Petition Date through the Effective Date. Objections to any Professional Fee Claims must be filed and served on the Reorganized Debtors, the Creditors’ Committee, the U.S. Trustee, the Ad Hoc First Lien Group, and the requesting party no later than twenty-one (21) calendar days after the filing of the final applications for compensation or reimbursement (unless otherwise agreed by the Debtors or the Reorganized Debtors, as applicable, and the party requesting compensation of a Professional Fee Claim).

(b) Allowed Professional Fee Claims shall be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court (i) within five (5) calendar days of an order relating to any such Allowed Professional Fee Claim is entered or as soon as reasonably practicable thereafter, or (ii) upon such other terms and conditions as may be mutually agreed upon between the holder of such an Allowed Professional Fee Claim and the Debtors or the Reorganized Debtors, as applicable. Notwithstanding the foregoing, any Professional Fee Claims that are authorized to be paid pursuant to any administrative orders entered by the Bankruptcy Court, including the Interim Compensation Order, may be paid at the times and in the amounts authorized pursuant to such orders.

(c) No later than 10 calendar days prior to the Effective Date, holders of Professional Fee Claims shall provide to the Debtors a reasonable and good faith estimate of unpaid Professional Fee Claims incurred in rendering services before the Effective Date and the Debtors or the Reorganized Debtors, as applicable, shall separately escrow for such estimated amounts for the benefit of the holders of the Professional Fee Claims until the fee applications related thereto are resolved by Final Order or agreement of the parties (the “Professional Fee Escrow”). If a holder of a Professional Fee Claim does not provide an estimate, the Debtors or Reorganized Debtors, as applicable, may estimate the unpaid and unbilled reasonable and necessary fees and out-of-pocket expenses of such holder of a Professional Fee Claim. When all such Allowed Professional Fee Claims have been paid in full, any remaining amount in such escrow shall promptly be released from such escrow and revert to, and ownership thereof shall vest in, the Reorganized Parent without any further action or order of the Bankruptcy Court.

(d) The Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred by the Debtor Professionals after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

2.3 Priority Tax Claims.

Except to the extent a holder of an Allowed Priority Tax Claim agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction of such Allowed Priority Tax Claim, at the option of the Debtors or the Reorganized Debtors, as applicable, Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon as practicable thereafter, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim on the Effective Date, (ii) the first Business Day after the date that such Priority Tax Claim becomes an Allowed Priority Tax Claim, and (iii) the date such Allowed Priority Tax

Claim is due and payable in the ordinary course as such obligation becomes due; provided that the Debtors and the Reorganized Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option at their discretion. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business or under applicable non-bankruptcy law as such obligations become due.

2.4 DIP Claims.

(a) DIP Claims. On the Effective Date, in full and final satisfaction of the Allowed DIP Claims, all obligations under the DIP Documents, other than (x) DIP Fees and (y) any Allowed DIP Claims satisfied by the Exit Paydown Amount, to the extent applicable, shall be, converted to and deemed to be obligations under, and as defined in, the Exit Facility Credit Agreement, and all Collateral (as such term is defined in the DIP Credit Agreement) that secures obligations under the DIP Documents shall be reaffirmed, ratified and shall automatically secure all obligations under the Exit Facility Credit Agreement in accordance with Section 5.5(a) of the Plan.

(b) DIP Fees. On the Effective Date, any and all DIP Fees not previously paid or otherwise satisfied pursuant to the DIP Orders shall be indefeasibly paid in full in Cash; provided that, (i) the DIP Participation Fee shall be satisfied in New Equity Interests in accordance with the DIP Documents and (ii) at least two Business Days before the anticipated Effective Date, any professional seeking payment of DIP Fees in the form of professional fees from the Debtors shall provide the Debtors with a summary invoice of such professional’s DIP Fees and a reasonable estimate of such Professional’s DIP Fees through the Effective Date; provided further that any DIP Fees that are in the form of professional fees not invoiced shall not be waived and may be invoiced following the Effective Date, and such DIP Fees shall be promptly satisfied by the applicable Reorganized Debtors. Any payments of DIP Fees made pursuant to this Section 2.4(b) shall not be subject to further review or objection. Any amount of estimated DIP Fees that is not applied to actual DIP Fees shall be returned to the Reorganized Debtors by the applicable professional as soon as reasonably practicable following the Effective Date.

2.5 Restructuring Expenses and Adequate Protection Fees.

The Restructuring Expenses and Adequate Protection Fees incurred, or estimated to be incurred prior to and including the Effective Date, to the extent not previously paid during the course of the Chapter 11 Cases, shall be paid in full in Cash on the Effective Date in accordance with, and subject to the terms of the DIP Orders and the Restructuring Support Agreement, in each case, without any requirement to file a fee application or Administrative Expense Claim with the Bankruptcy Court or any requirement for Bankruptcy Court review or approval, which payments shall be final and not subject to disgorgement, turnover, recovery, avoidance, recharacterization, or any other similar Claim. All Restructuring Expenses and/or Adequate Protection Fees to be paid on the Effective Date shall be estimated in good faith, and such estimates shall be delivered to the Debtors at least two Business Days before the anticipated Effective Date; provided that such estimates shall not be considered an admission or limitation of any kind with respect to such Restructuring Expenses or Adequate Protection Fees. Other than the payment of the Restructuring Expenses, Adequate Protection Fees, DIP Fees, and Professional Fee Claims, or as otherwise authorized by the Bankruptcy Court, no broker, finder, or investment banker engaged by or on behalf of any Debtor or Non-Debtor Affiliate shall be entitled to any brokerage, finder’s, or other fee or commission in connection with this Plan or the Restructuring. Following the Effective Date, any unpaid Restructuring Expenses and/or Adequate Protection Fees incurred prior to and including the Effective Date shall be paid by the Reorganized Debtors.

ARTICLE III. CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1 Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided that a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Allowed Claim or Allowed Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

3.2 Grouping of Debtors for Convenience Only.

The Plan groups the Debtors together solely for the purpose of describing treatment under the Plan, confirmation of the Plan, and making distributions in accordance with the Plan in respect of Claims against and Interests in the Debtors under the Plan. Such groupings shall not affect any Debtor’s status as a separate legal Entity, result in substantive consolidation of any Estates, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal Entities, or cause the transfer of any assets. Except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal Entities after the Effective Date.

3.3 Summary of Classification.

The following table designates the Classes of Claims against and Interests in each of the Debtors and specifies which of those Classes are (a) Impaired or Unimpaired by the Plan, (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (c) presumed to accept or deemed to reject the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Priority Tax Claims, and DIP Claims, have not been classified. The classification of Claims and Interests set forth herein shall apply separately to each of the Debtors. All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have holders of Claims or Interests in a particular Class or Classes, and such Classes shall be treated as set forth in Section 3.5 of the Plan.

Class	Designation	Treatment	Entitled to Vote

1	Other Priority Claims	Unimpaired	No (Presumed to Accept)

2	Other Secured Claims	Unimpaired	No (Presumed to Accept)

3	First Lien Claims	Impaired	Yes

4	RSA GUC Claims	Impaired	Yes

5	Non-RSA GUC Claims	Impaired	Yes

6	Convenience Claims	Impaired	Yes

7	Intercompany Claims	Unimpaired / Impaired	No (Presumed to Accept/Deemed to Reject)

Class	Designation	Treatment	Entitled to Vote
8	Subordinated Claims	Impaired	No (Deemed to Reject)

9	Existing Subsidiary Interests	Unimpaired / Impaired	No (Presumed to Accept/Deemed to Reject)

10	Existing CH LLC Interests	Unimpaired / Impaired	No (Presumed to Accept/Deemed to Reject)

11	Existing PCIH Interests	Unimpaired / Impaired	No (Presumed to Accept/Deemed to Reject)

12	Existing CHI Interests	Impaired	No (Deemed to Reject)

3.4 Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors or the Reorganized Debtors, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

3.5 Elimination of Vacant Classes.

Any Class of Claims against or Interests in a Debtor that, as of the commencement of the Confirmation Hearing, does not have at least one (1) holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan of such Debtor for purposes of voting to accept or reject such Debtor’s Plan, and disregarded for purposes of determining whether such Debtor’s Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

ARTICLE IV. TREATMENT OF CLAIMS AND INTERESTS.

4.1 Other Priority Claims (Class 1).

(a) Classification: Class 1 consists of Other Priority Claims.

(b) Treatment: Except to the extent a holder of an Allowed Other Priority Claim against any of the Debtors agrees to a less favorable treatment of such Claim, in full and final satisfaction of such Allowed Other Priority Claim, at the option of the Debtors or the applicable Reorganized Debtors, as applicable, and subject to the consent of the Requisite Consenting Creditors, (i) each such holder shall receive payment in Cash in an amount equal to the amount of such Allowed Claim, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, in each case, or as soon as reasonably practicable thereafter, (ii) to the extent applicable, such holder’s Allowed Other Priority Claim shall be reinstated, or (iii) such holder shall receive such other treatment so as to render such holder’s Allowed Other Priority Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code.

(c) Voting: Class 1 is Unimpaired, and the holders of Other Priority Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Other Priority Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to Other Priority Claims.

4.2 Other Secured Claims (Class 2).

(a) Classification: Class 2 consists of the Other Secured Claims. To the extent that the Other Secured Claims are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 2 for purposes of voting to accept or reject the Plan and receiving distributions under the Plan.

(b) Treatment: Except to the extent a holder of an Allowed Other Secured Claim against any of the Debtors agrees to a less favorable treatment of such Claim, in full and final satisfaction of such Allowed Other Secured Claim, at the option of the Debtors or the applicable Reorganized Debtors, as applicable, and subject to the consent of the Requisite Consenting Creditors (i) each such holder shall receive payment in Cash in an amount equal to the amount of such Allowed Claim, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, in each case, or as soon as reasonably practicable thereafter, (ii) to the extent applicable, such holder’s Allowed Other Secured Claim shall be reinstated, (iii) such holder shall receive the collateral securing its Allowed Other Secured Claim, or (iv) such holder shall receive such other treatment so as to render such holder’s Allowed Other Secured Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code.

(c) Voting: Class 2 is Unimpaired, and the holders of Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Other Secured Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Other Secured Claims.

4.3 First Lien Claims (Class 3).

(a) Classification: Class 3 consists of First Lien Claims.

(b) Allowance: The First Lien Claims are Allowed, pursuant to section 506(a) of the Bankruptcy Code, in the total aggregate amount of $468,500,000.00, comprised of (i) the Allowed Side-Car First Lien Claim Amount and (ii) the Allowed CS First Lien Claim Amount.

(c) Treatment: On the Effective Date, the Allowed First Lien Claims shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Claims, such holder’s Pro Rata share of (x) the 1L Exit Facility Loans, (y) 100% of the New Equity Interests (subject to dilution by New Equity Interests issued in respect or as a result of (1) the MIP Equity, (2) the Participation Fee, (3) any financing fees payable in New Equity Interests in connection with the New RCF Loans and (4) the exercise of the GUC Warrants)), and (z) if applicable, the Discrete Asset Sale Proceeds.

(d) Voting: Class 3 is Impaired, and the holders of First Lien Claims in Class 3 are entitled to vote to accept or reject the Plan.

4.4 RSA GUC Claims (Class 4).

(a) Classification: Class 4 consists of RSA GUC Claims

(b) Allowance: The First Lien Deficiency Claims are Allowed, pursuant to section 506(a) of the Bankruptcy Code, in the total aggregate amount of $505,125,903.31 comprised of the (i) Allowed CS First Lien Deficiency Claim Amount and (ii) Allowed Side-Car First Lien Deficiency Claim Amount. The Senior Notes Claims are Allowed in the total aggregate amount of $306,406,250.00 comprised of the Allowed Senior Notes Claim Amount. The Kent Claims are allowed in the total aggregate amount of $36,193,000.00 comprised of the Allowed Kent Claim Amount.

(c) Treatment: On the Effective Date, except to the extent a holder of an Allowed RSA GUC Claim agrees to a less favorable treatment of such Claim, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed RSA GUC Claim, each holder of an Allowed RSA GUC Claim shall receive its Pro Rata share of the GUC Warrants.

(d) Voting: Class 4 is Impaired, and the holders of RSA GUC Claims in Class 4 are entitled to vote to accept or reject the Plan.

4.5 Non-RSA GUC Claims (Class 5).

(a) Classification: Class 5 consists of Non-RSA GUC Claims.

(b) Treatment: Except to the extent a holder of an Allowed Non-RSA GUC Claims agrees to a less favorable treatment of such Claim, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Non-RSA GUC Claims, each holder of an Allowed Non-RSA GUC Claim shall receive, on or as soon as reasonably practicable after the Effective Date, such holder’s Pro Rata share of (x) the MSP Cash Amount, (y) any Incremental Non-RSA GUC Cash, and (z) the Litigation Trust Interests; provided, however, that the Creditors’ Committee may, prior to the Effective Date, in its sole and absolute discretion, determine to reallocate an amount equal to the Litigation Trust Reallocated Amount to fund the Litigation Trust and the Litigation Trust Expenses; provided, further, however that, following the Effective Date, the Litigation Trustee may, in the exercise of its business judgment, determine to reallocate all or a portion of any Litigation Trust Distributable Proceeds and/or CPE Asset Sale Proceeds (if any) received after the Effective Date to fund the Litigation Trust.

(c) Voting: Class 5 is Impaired, and the holders of Non-RSA GUC Claims in Class 5 are entitled to vote to accept or reject the Plan.

4.6 Convenience Claims (Class 6).

(a) Classification: Class 6 consists of Convenience Claims.

(b) Treatment: On the Effective Date, except to the extent a holder of an Allowed Convenience Claim agrees to a less favorable treatment of such Claim, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Convenience Claim, each holder of an Allowed Convenience Claim shall receive Cash in an amount equal to the lesser of (x) 50% of its Allowed Convenience Claim or (y) its Pro Rata share of the Convenience Claim Cap.

(c) Voting: Class 6 is Impaired, and the holders of Convenience Claims in Class 6 are entitled to vote to accept or reject the Plan.

4.7 Intercompany Claims (Class 7).

(a) Classification: Class 7 consists of Intercompany Claims.

(b) Treatment: On the Effective Date, all Intercompany Claims shall be adjusted, reinstated, or discharged, to the extent determined to be appropriate by the Debtors or the applicable Reorganized Debtors, as applicable, and the Requisite Consenting Creditors.

(c) Voting: Class 7 is either (i) Unimpaired and such holders are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired and such holders are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Intercompany Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Claims.

4.8 Subordinated Claims (Class 8).

(a) Classification: Class 8 consists of Subordinated Claims.

(b) Treatment: Subordinated Claims are subordinated pursuant to the Plan and section 510 of the Bankruptcy Code. The holders of Subordinated Claims shall not receive or retain any property under the Plan on account of such Claims, and the obligations of the Debtors and the Reorganized Debtors, as applicable, on account of Subordinated Claims shall be discharged.

(c) Voting: Class 8 is Impaired, and the holders of Subordinated Claims are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Subordinated Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Subordinated Claims.

4.9 Existing Subsidiary Interests (Class 9).

(a) Classification: Class 9 consists of Existing Subsidiary Interests.

(b) Treatment: On the Effective Date, without the need for any further corporate or limited liability company action or approval of any board of directors, management, or shareholders of any Debtor or Reorganized Debtor, as applicable, all Existing Subsidiary Interests shall be reinstated, set off, settled, addressed, distributed, contributed, merged, cancelled, released, reissued, or discharged, to the extent determined to be appropriate by the Debtors or the applicable Reorganized Debtors, as applicable.

To the extent the Existing Subsidiary Interests are reinstated, such reinstatement shall be solely for the purpose of maintaining the Debtors’ corporate structure. For the avoidance of doubt, holders of Existing Subsidiary Interests shall neither receive nor retain any property of the Debtors or interest in property of the Debtors on account of such Existing Subsidiary Interests.

(c) Voting: Class 9 is either (i) Unimpaired and such holders are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired and such holders are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Existing Subsidiary Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Existing Subsidiary Interests.

4.10 Existing CH LLC Interests (Class 10).

(a) Classification: Class 10 consists of Existing CH LLC Interests.

(b) Treatment: On the Effective Date, all Existing CH LLC Interests shall be adjusted, reinstated, set off, settled, addressed, distributed, contributed, merged, cancelled, released, reissued, or discharged, to the extent determined to be appropriate by the Debtors or the applicable Reorganized Debtors, as applicable, and subject to the consent, as applicable, of the Requisite Consenting Creditors; and

To the extent the Existing CH LLC Interests are reinstated, such reinstatement shall be solely for the purpose of maintaining the Debtors’ corporate structure. For the avoidance of doubt, holders of Existing CH LLC Interests shall neither receive nor retain any property of the Debtors or interest in property of the Debtors on account of such Existing CH LLC Interests.

(c) Voting: Class 10 is either (i) Unimpaired and such holders are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired and such holders are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Existing CH LLC Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Existing CH LLC Interests.

4.11 Existing PCIH Interests (Class 11).

(a) Classification: Class 11 consists of Existing PCIH Interests.

(b) Treatment: On the Effective Date, all Existing PCIH Interests shall be adjusted, reinstated, set off, settled, addressed, distributed, contributed, merged, cancelled, released, reissued or discharged, to the extent determined to be appropriate by the Debtors or the applicable Reorganized Debtors, as applicable, and subject to the consent, as applicable, of the Requisite Consenting Creditors; provided, that, notwithstanding anything herein to the contrary, all Existing PCIH Interests held by non-Debtors shall be discharged and cancelled on the Effective Date.

To the extent the Existing PCIH Interests are reinstated, such reinstatement shall be solely for the purpose of maintaining the Debtors’ corporate structure. For the avoidance of doubt, holders of Existing PCIH Interests shall neither receive nor retain any property of the Debtors or interest in property of the Debtors on account of such Existing PCIH Interests.

(c) Voting: Class 11 is either (i) Unimpaired and such holders are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired and such holders are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Existing PCIH Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Existing PCIH Interests.

4.12 Existing CHI Interests (Class 12).

(a) Classification: Class 12 consists of Existing CHI Interests.

(b) Treatment: On the Effective Date, all Existing CHI Interests shall be cancelled, released, and extinguished, and be of no further force or effect, whether surrendered for cancellation or otherwise, and there shall be no distributions for holders of Existing CHI Interests on account of such Interests.

(c) Voting: Class 12 is Impaired, and the holders of Existing CHI Interests are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Existing CHI Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Existing CHI Interests.

ARTICLE V. MEANS FOR IMPLEMENTATION.

5.1 No Substantive Consolidation.

The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan for each Debtor. The Plan is not premised on, and does not provide for, the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan, or otherwise.

5.2 Compromise and Settlement of Claims, Interests and Controversies.

(a) Pursuant to section 1123 of the Bankruptcy Code and in consideration for the distributions and other benefits provided pursuant to the Plan, the Plan, including the Side-Car Resolution and the Global Settlement, is and shall be deemed a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest.

(b) The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, including the Side-Car Resolution and the Global Settlement, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. The compromises, settlements, and releases described herein shall be deemed nonseverable from each other and from all other terms of the Plan. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

5.3 Restructuring Expenses.

To the extent not otherwise paid, the Debtors shall promptly pay outstanding and invoiced Restructuring Expenses as follows: (a) on the Effective Date, Restructuring Expenses incurred during the period prior to the Effective Date to the extent invoiced to the Debtors in accordance with Section 2.5 of the Plan and (b) after the Effective Date, any unpaid Restructuring Expenses within ten (10) Business Days of receiving an invoice; provided that such Restructuring Expenses shall be paid in accordance with the terms of any applicable engagement letters or other contractual arrangements without the requirement for the filing of retention applications, fee applications, or any other applications in the Chapter 11 Cases, and without any requirement for further notice or Bankruptcy Court review or approval.

5.4 Plan Implementation.

The Restructuring shall be consummated pursuant to a Reorganization Transaction, which may be coupled with one or more Discrete Asset Sales, including as set forth in the Description of Transaction Steps.

5.5 Reorganization Transaction.

(a) Exit Facility.

On the Effective Date, the Exit Facility Credit Agreement and the other Exit Facility Documents shall be executed, delivered, and all fees and expenses required to be paid on the Effective Date thereunder shall be paid, and the applicable Reorganized Debtors shall be authorized to execute, deliver, enter into, and make any payments required by the Exit Facility Credit Agreement and the other Exit Facility Documents without the need for any further corporate action and without further action by the holders of Claims or Interests. The form of the Exit Facility Credit Agreement will be filed as part of the Plan Supplement.

All Liens and security interests granted pursuant to the Exit Facility Documents shall be (a) valid, binding, and enforceable Liens and security interests in the personal and real property described in and subject to such documents, with the priorities established in respect thereof under applicable non-bankruptcy law, and (b) not subject to avoidance, recharacterization or subordination under any applicable law, the Plan, or the Confirmation Order.

The applicable Reorganized Debtors and the Persons granted Liens and security interests under the Exit Facility Documents are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

(b) Authorization, Issuance, and Distribution of New Equity Interests.

On and after the Effective Date the applicable Reorganized Debtors are authorized to issue, or cause to be issued, and shall issue or distribute the New Equity Interests in accordance with the terms of Section 4.3 of the Plan without the need for any further corporate, limited liability company, or shareholder action. All of the New Equity Interests distributable under the Plan shall be duly authorized, validly issued, and, as applicable, fully paid and non-assessable. The New Governance Documents shall, as applicable, have provided for a sufficient amount of authorized New Equity Interests to effectuate the issuance or distribution of New Equity Interests contemplated by and in connection with the Plan, and the applicable Reorganized Debtors shall issue or reserve for issuance a sufficient amount of New Equity Interests to effectuate all such issuances. Additionally, distributions of New Equity Interests may be conditioned on the Debtors receiving, prior to the Effective Date, executed signature pages to each applicable New Governance Document from each Person or Entity entitled to receive New Equity Interests; provided, that, if the Debtors determine to issue New Equity Interests to a Person or Entity entitled to receive New Equity Interests but who fails to execute any applicable New Governance Document, such Person or Entity, upon becoming a holder of New Equity Interests, shall be deemed, without further notice or action, to have agreed to be bound by the New Governance Documents, which shall be deemed to be valid, binding, and enforceable in accordance with their terms, as the same may be amended from time to time following the Effective Date in accordance with their terms, and in each case without the need for execution by any party thereto other than Reorganized Parent. The New Governance Documents shall be binding on all Entities receiving New Equity Interests (and their respective successors and assigns), whether received pursuant to the Plan or otherwise and regardless of whether such Entity executes or delivers a signature page to any New Governance Document.

(c) Authorization, Issuance and Distribution of GUC Warrants.

On and after the Effective Date, the applicable Reorganized Debtors are authorized to issue, or cause to be issued, and shall issue or distribute the GUC Warrants in accordance with the terms of Section 4.3(d) of the Plan without the need for any further corporate, limited liability company, or shareholder action. All of the GUC Warrants distributable under the Plan, and the GUC Warrant Equity issuable upon exercise of the GUC Warrants shall be duly authorized, validly issued, and fully paid and non-assessable. The New Governance Documents shall have provided for a sufficient amount of authorized New Equity Interests and the applicable Reorganized Debtors shall reserve for issuance a sufficient amount of New Equity Interests issuable upon exercise of the GUC Warrants. Additionally, distributions of GUC Warrants may be conditioned on the Debtors receiving, prior to the Effective Date, executed signature pages to each applicable New Governance Document from each Person or Entity entitled to receive GUC Warrants; provided, that, if the Debtors determine to issue GUC Warrants to a Person or Entity entitled to receive GUC Warrants but who fails to execute any applicable New Governance Document, such Person or Entity, upon becoming a holder of GUC Warrants, shall be deemed, without further notice or action, to have agreed to be bound by the New Governance Documents, which shall be deemed to be valid, binding, and enforceable in accordance with their terms, as the same may be amended from time to time following the Effective Date in accordance with their terms, and in each case without the need for execution by any party thereto other than Reorganized Parent. The New Governance Documents shall be binding on all Entities receiving GUC Warrants (and their respective successors and assigns), whether received pursuant to the Plan or otherwise and regardless of whether such Entity executes or delivers a signature page to any New Governance Document.

(d) Section 1145 Exemption.

The offer, issuance, and distribution of (i) the New Equity Interests to holders of First Lien Claims under Section 4.3 of the Plan, (ii) the New Equity Interests to holders of DIP Claims on account of the DIP Participation Fee, (iii) the GUC Warrants (and the GUC Warrant Equity issuable upon the exercise thereof) to holders of RSA GUC Claims under Section 4.3(d) of the Plan, and (iv) the Litigation Trust Interests, to the extent applicable, shall be exempt, pursuant to section 1145 of the Bankruptcy Code, without further act or action by any Entity, from registration under (i) the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and (ii) any state or local law requiring registration for the offer, issuance, or distribution of securities.

Under section 1145 of the Bankruptcy Code, any securities issued under the Plan that are exempt from such registration pursuant to section 1145(a) of the Bankruptcy Code will be freely tradable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act of 1933, as amended, (ii) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments, (iii) the restrictions, if any, on the transferability of such securities and instruments, including any restrictions on the transferability under the terms of the New Governance Documents, (iv) any applicable procedures of DTC, and (v) applicable regulatory approvals.

The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date.

Should the applicable Reorganized Debtors elect, on or after the Effective Date, to reflect all or any portion of the ownership of the New Equity Interests or the GUC Warrants through the facilities of DTC, the applicable Reorganized Debtors shall not be required to provide any further evidence other than the Plan or Confirmation Order with respect to the treatment of such applicable portion of the New Equity Interests or GUC Warrants, and such Plan or Confirmation Order shall be deemed to be legal and binding obligations of the applicable Reorganized Debtors in all respects.

DTC and all other Persons or Entities shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Equity Interests or GUC Warrants are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding anything to the contrary in the Plan or otherwise, no Person or Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Equity Interests, the GUC Warrants or the GUC Warrant Equity are each exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services or validly issued, fully paid and non-assessable.

(e) Officers and Boards of Directors.

(i) On the Effective Date, the New Board shall consist of (x) the Chief Executive Officer and (y) such other additional members, as determined by the Requisite Consenting Creditors in consultation with the Debtors. The composition of the New Board shall be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code.

(ii) Except to the extent a member of the board of directors or managers, as applicable, of a Debtor continues to serve as a director or manager of the respective Reorganized Debtor on and after the Effective Date, the members of the board of directors or managers of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date and each such director or manager will be deemed to have resigned or shall otherwise cease to be a director or manager of the applicable Debtor on the Effective Date.

(iii) Commencing on the Effective Date, each of the directors and managers of each of the Reorganized Debtors shall be elected and serve pursuant to the terms of the applicable organizational documents of such Reorganized Debtor and may be replaced or removed in accordance with such organizational documents.

5.6 Restructuring Transactions; Effectuating Documents.

(a) Following the Confirmation Date or as soon as reasonably practicable thereafter, the Debtors, the Reorganized Debtors may take all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including (i) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, cancellation, sale (including any Discrete Asset Sale to be effectuated pursuant to or in connection with the Plan), purchase, or liquidation containing terms that are consistent with the terms of the Plan, (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset (including any Discrete Asset Sale to be effectuated pursuant to or in connection with the Plan), property, right, liability, debt, or obligation on terms consistent with the terms of the Plan, (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, cancellation, or dissolution pursuant to applicable state or federal law, (iv) the execution and delivery of the Definitive Documents, including the Sale Documents to the extent applicable, (v) the issuance of securities, all of which shall be authorized and approved in all respects in each case without further action being required under applicable law, regulation, order, or rule, (vi) the execution of the Litigation Trust Agreement and implementation of the Litigation Trust, (vii) such other transactions that are necessary or appropriate to implement the Plan in a tax efficient manner, and (viii) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law or the Exit Facility Credit Agreement, as applicable.

(b) Each officer, member of the board of directors, or manager of the Debtors is, and each officer, member of the board of directors, or manager of the Reorganized Debtors, as applicable, shall be, authorized and directed to issue, execute, deliver, file, or record such contracts, securities, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the applicable Reorganized Debtors, all of which shall be authorized and approved in all respects, in each case, without the need for any approvals, authorization, consents, or any further action required under applicable law, regulation, order, or rule (including any action by the stockholders or directors or managers of the Debtors or the applicable Reorganized Debtors), except for those expressly required pursuant to the Plan.

(c) In order to preserve the Reorganized Debtors’ ability to utilize certain tax attributes that exist as of the Effective Date, the charter, bylaws, and other organizational documents may restrict certain transfers of the New Equity Interests or GUC Warrants, subject to the consent of the Requisite Consenting Creditors.

(d) The Debtors and the Consenting Creditors will cooperate in good faith to structure the Restructuring and the Restructuring Transactions in a tax efficient manner including, without limitation, to maximize or preserve any net operating losses and net unrealized built-in asset losses of the Debtors, which structure shall be acceptable to the Requisite Consenting Creditors.

(e) All matters provided for herein involving the corporate structure of the Debtors or Reorganized Debtors, or any corporate, limited liability company, or related action required by the Debtors or Reorganized Debtors in connection herewith shall be deemed to have occurred and shall be in effect, without any requirement of further action by the stockholders, members, board, or directors or managers of the Debtors or applicable Reorganized Debtors, and with like effect as though such action had been taken unanimously by the stockholders, members, directors, managers, or officers, as applicable, of the Debtors or applicable Reorganized Debtors.

5.7 Continued Corporate Existence; Dissolution.

(a) Except as otherwise provided in the Plan, in the New Governance Documents, or elsewhere in the Plan Supplement each of the Reorganized Debtors shall continue to exist after the Effective Date as a separate corporation or limited liability company, as the case may be, with all the powers of a corporation or limited liability company, as the case may be, pursuant to the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the New Governance Documents, as applicable. On or after the Effective Date, each Reorganized Debtor may, in its sole discretion, take such action that may be necessary or appropriate as permitted by applicable law, instruments and agreements, and such Reorganized Debtor’s organizational documents, as such Reorganized Debtor may determine is reasonable and appropriate.

(b) After the Effective Date, the Reorganized Debtors shall be authorized to dissolve the Debtors or the Reorganized Debtors in accordance with applicable law or otherwise as part of a Restructuring Transaction.

(c) Any such dissolution described in this Section 5.7 may be effective as of the Effective Date without any further action by any shareholder, director, manager, board, or member of the Debtors.

5.8 Litigation Trust.

(a) On or prior to the Effective Date, the Debtors and the Litigation Trustee shall execute the Litigation Trust Agreement in form and substance consistent with the terms set forth herein and otherwise reasonably acceptable to the Debtors and the Creditors’ Committee (in consultation with the Ad Hoc First Lien Group). On the Effective Date (i) the Debtors shall (x) automatically be deemed to have transferred and assigned to the Litigation Trust all of their right, title, and interest in and to all the Litigation Trust Causes of Action, and, in accordance with section 1141 of the Bankruptcy Code, all such Litigation Trust Causes of Action shall automatically vest in the Litigation Trust free and clear of all Liens, charges, Claims, encumbrances and interests, for the benefit of the holders of Allowed Non-RSA GUC Claims and (y) transfer the Initial Litigation Trust Funded Amount and the Litigation Trust Reallocated Amount to an account established by the Litigation Trust to fund the administration of such trust. The Litigation Trust shall have standing to pursue, assert, litigate, and fully resolve the Litigation Trust Causes of Action and, to the extent applicable, shall be deemed the assignee of a Debtor under 6 Del. C. §§18-1001 and 18-1002, and neither the Debtors nor the Reorganized Debtors shall have any interest in or with respect to the Litigation Trust Causes of Action or any Cash or assets contained in the Litigation Trust.

(b) The Litigation Trust shall be established for the purpose of (i) investigating, commencing, litigating, and settling Litigation Trust Causes of Action, (ii) the liquidation of the Litigation Trust’s assets, (iii) distribution of the Litigation Trust Distributable Proceeds, if any, to the Litigation Trust Beneficiaries, and (iv) performing such other duties as set forth in the Litigation Trust Agreement, in each case in accordance with section 301.7701-4(d) of the Treasury Regulations, with no objective to continue or engage in the conduct of a trade or business.

(c) The Litigation Trust shall be administered by the Litigation Trustee in accordance with the Litigation Trust Agreement. The Litigation Trust Agreement may establish certain powers, duties, and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect the status of the Litigation Trust as a liquidating trust for United States federal income tax purposes as discussed below. Upon execution of the Litigation Trust Agreement, the Litigation Trustee shall be authorized to take all steps necessary to complete the formation of the Litigation Trust. The Litigation Trustee shall serve as representative of the Estates under section 1123(b) of the Bankruptcy Code for the purpose of (i) enforcing the Litigation Trust Causes of Action and (ii) administering the Litigation Trust and distributing its assets to the Litigation Trust Beneficiaries.

(d) In pursuing any Litigation Trust Causes of Action, the Litigation Trustee shall be deemed a trustee for all purposes under section 108 of the Bankruptcy Code, shall be entitled to the tolling provisions provided under section 108 of the Bankruptcy Code, and shall succeed to the Debtors’ rights with respect to the periods in which any of the Litigation Trust Causes of Action may be brought under section 546 of the Bankruptcy Code. In furtherance of the Plan, (i) the terms of the Litigation Trust shall be set forth in the Litigation Trust Agreement, (ii) the Litigation Trust shall be structured to qualify as a “liquidating trust” within the meaning of section 301.7701-4(d) of the Treasury Regulations and in compliance with Rev. Proc. 94-45, 1994-2 C.B. 684, and, thus, as a “grantor trust” within the meaning of sections 671 through 679 of the Tax Code to the holders of Non-RSA GUC Claims, consistent with the terms of the Plan, (iii) all parties (including the Debtors, the Reorganized Debtors, Litigation Trust Beneficiaries, and the Litigation Trustee) shall report consistently with such treatment (including the deemed receipt of the underlying assets, subject to applicable liabilities and obligations, by the holders of Non-RSA GUC Claims, as applicable, followed by the deemed transfer of such assets to the Litigation Trust), (iv) all parties shall report consistently with the valuation of the assets transferred to Litigation Trust as determined by the Litigation Trustee (or its designee), (v) the Litigation Trustee shall be responsible for filing returns for the trust as a grantor trust pursuant to section 1.671-4(a) of the Treasury Regulations, and (vi) the Litigation Trustee shall annually send to each holder of an interest in the Litigation Trust a separate statement regarding the receipts and expenditures of the trust as relevant for federal income tax purposes.

(e) Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the trustee), the Litigation Trustee may (x) timely elect to treat any portion of the Litigation Trust allocable to Disputed Claims as a “disputed ownership fund” governed by section 1.468B-9 of the Treasury Regulations (and make any appropriate elections), (y) file such tax returns (including but not limited to the filing of a separate federal tax return for the “disputed ownership fund”) and pay such taxes as may be required consistent with such treatment and (z) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. If a “disputed ownership fund” election is made, all parties (including the Debtors, the Reorganized Debtors, holders of Non-RSA GUC Claims, and the Litigation Trustee) shall report for United States federal, state, and local income tax purposes consistently with the foregoing. The Litigation Trustee may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for or on behalf of the Litigation Trust for all taxable periods through the date on which final distributions are made.

(f) The Litigation Trust shall also be vested with the Debtors’ rights and the Creditors’ Committee’s rights, as such rights existed prior to the Effective Date, to conduct discovery and oral examinations of any party under Bankruptcy Rule 2004. The Litigation Trust, however, shall not be considered a successor of any Debtor and shall not assume any obligations of the Debtors other than expressly provided for by the Plan and the Litigation Trust Agreement. Notwithstanding the foregoing, the Litigation Trust shall not be permitted to seek relief under Bankruptcy Rule 2004 as against (i) the Debtors or the Reorganized Debtors, (ii) any current employees, officers or directors of the Debtors or the Reorganized Debtors, (iii) the DIP Agent and DIP Lenders, (iv) the Prepetition Secured Parties, and (v) the Ad Hoc First Lien Group, but, as the Litigation Trust Agreement shall provide, (i) the Reorganized Debtors, and (ii) any current employees, officers or directors of the Reorganized Debtors shall cooperate with reasonable requests made by Litigation Trustee for documents and information relevant to the Litigation Trustee’s investigation of Litigation Trust Causes of Action. For the avoidance of doubt, nothing herein shall restrict the rights of the Litigation Trust to seek discovery of any party through means other than Bankruptcy Rule 2004.

(g) The Litigation Trust Agreement shall also provide, in substance, the following:

(i) The Reorganized Debtors shall be responsible for the reconciliation and resolution of and/or objection to Non-RSA GUC Claims (“Claims Reconciliation Process”), and shall be responsible for the payment of all costs and expenses associated with the Claims Reconciliation Process, including the fees and expenses incurred by professionals selected by the Reorganized Debtors in connection with the Claims Reconciliation Process.

(ii) The prior written consent of the Litigation Trustee (which consent shall not be unreasonably withheld, conditioned or delayed) shall be required with respect to the allowance of any Non-RSA GUC Claim that is (a) (i) asserted in the amount of $200,000 or more and (ii) is proposed to be Allowed at more than 50% of its asserted amount, or (b) is proposed to be Allowed in an amount of $1 million or more, or (c) held by an affiliate or insider of the Debtors or Reorganized Debtors.

(iii) The Litigation Trustee shall have standing in the Chapter 11 Cases in respect of any Non-RSA GUC Claims and the Claims Reconciliation Process, including the right to object to Non-RSA GUC Claims and object to any proposed settlements, subject to prior notice to and coordination with the Reorganized Debtors, on terms acceptable to the Reorganized Debtors and the Creditors’ Committee as shall be provided in the Litigation Trust Agreement. In the event the Litigation Trustee exercises its right to object to any Non-RSA GUC Claims or object to any proposed settlements, the Litigation Trust shall solely bear the cost of such objection.

(iv) The Reorganized Debtors shall keep the Litigation Trustee reasonably informed about the progress of the Claims Reconciliation Process, and shall provide monthly written reports summarizing the status of the Claims Reconciliation Process in reasonable detail; provided, that the Reorganized Debtors shall not be required to report or provide any information that is determined by the Reorganized Debtors, in their sole discretion, to be protected by attorney/client privilege or the attorney work product doctrine, or that could result in the disclosure of confidential, proprietary company information (subject to any confidentiality agreement or common interest agreement which may be entered into by the Litigation Trustee and the Reorganized Debtors).

(h) The Litigation Trust Agreement shall also provide, in substance, the following:

(i) The Simply/MSP Proceeds will be delivered free and clear of all liens and interests.

(ii) The Reorganized Debtors will inform the Litigation Trustee as to the identity and fee arrangements and retention letters with each of the professionals representing the Reorganized Debtors in connection with the MSP Claims, Simply Claims, Simply Litigation and Simply/MSP Proceeds, and inform the Litigation Trustee prior to retaining any new professionals or adjusting any fee arrangements.

(iii) The Reorganized Debtors shall (a) keep the Litigation Trustee reasonably informed through periodic written reports as material developments occur, about the status and progress of the MSP Claims, Simply Claims and Simply Litigation (except for any information that constitutes attorney client work product or proprietary information, subject to any confidentiality agreement or common interest agreement which may be entered into by the Litigation Trustee and the Reorganized Debtors), (b) inform the Litigation Trustee regarding any settlement discussions, and (c) exercise commercially reasonable efforts to prosecute the applicable Claims and litigations expeditiously and in good faith until settlement or final resolution, without undue delay.

(i) The Litigation Trustee and the Reorganized Debtors shall have the right to seek relief from the Bankruptcy Court in the event of any dispute or controversy related to the Litigation Trust Agreement.

5.9 Cancellation of Existing Securities and Agreements.

(a) Except for the purpose of evidencing a right to a distribution under the Plan and except as otherwise set forth in the Plan, including with respect to executory contracts or unexpired leases that shall be assumed or assumed and assigned by the Debtors, on the Effective Date, all agreements, instruments, and other documents evidencing any Claim or Interest, including, without limitation, any Allowed DIP Claims, Allowed Loan Claims, and Allowed Senior Notes Claims, or any Interest (other than Intercompany Claims and Intercompany Interests, to the extent they are not modified by the Plan) and any rights of any holder in respect thereof shall be deemed cancelled, discharged, and of no force or effect and the obligations of the Debtors thereunder shall be deemed fully satisfied, released, and discharged. The holders of or parties to such cancelled instruments, Securities, and other documentation shall have no rights arising from or related to such instruments, Securities, or other documentation or the cancellation thereof, except the rights provided for pursuant to the Plan.

(b) Notwithstanding such cancellation and discharge and the releases contained in Article X of the Plan, the DIP Credit Agreement, the First Lien Credit Agreements, and the Senior Notes Indenture shall continue in effect solely to the extent necessary to (i) allow the holders of Allowed DIP Claims, Allowed Loan Claims, and Senior Notes Claims to receive distributions under the Plan, (ii) allow and preserve the rights of the Debtors, the Reorganized Debtors, the First Lien Administrative Agents, the Senior Notes Indenture Trustee, the DIP Agent, and the Disbursing Agent to (A) make post-Effective Date distributions or take such other action pursuant to the Plan on account of the Allowed DIP Claims, Allowed Loan Claims, and Senior Notes Claims, as applicable, and to otherwise exercise their rights and discharge their obligations relating to the interests of the holders of such Claims in accordance with the Plan, (iii) allow holders of Claims to retain their respective rights and obligations vis-à-vis other holders of Claims pursuant to any applicable loan documents, including with respect to indemnification, participations or contribution from other holders of Claims, pursuant and subject to the terms of such loan documents, (iv) allow the DIP Agent, the First Lien Administrative Agents, and the Senior Notes Indenture Trustee to enforce any obligations owed to them under the Plan (including seeking compensation and reimbursement for any reasonable and documented fees and expenses, including the Senior Notes Indenture Trustee Fees and Expenses, pursuant to any respective charging liens as may be provided in the Senior Notes Indenture, First Lien Credit Agreements, or DIP Documents, as applicable, including the Senior Notes Indenture Trustee Charging Lien), (v) preserve the DIP Agent’s, the First Lien Administrative Agents’, the DIP Lenders’, the Prepetition Lenders’, or the Senior Notes Indenture Trustee’s right to any contingent or indemnification obligations of the Debtors pursuant and subject to the terms of the DIP Credit Agreement, First Lien Credit Agreements, DIP Orders and/or the Senior Notes Indenture, (vi) permit the DIP Agent, the First Lien Administrative Agents, and/or the Senior Notes Indenture Trustee to perform any function necessary to effectuate the foregoing, and (vii) permit the DIP Agent, the First Lien Administrative Agents, and/or the Senior Notes Indenture Trustee to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court relating to the DIP Documents, the First Lien Credit Agreements, and the Senior Notes Indenture, as applicable, provided that nothing in this Section 5.9 shall affect the discharge of Claims pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any liability or expense to the Reorganized Debtors.

(c) Notwithstanding the foregoing, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtors of their interests, as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in this Section 5.9 shall be deemed null and void and shall be of no force and effect.

(d) Except for the foregoing, on and after the Effective Date, all duties and responsibilities of the DIP Agent, the First Lien Administrative Agents, and/or the Senior Notes Indenture Trustee shall be fully discharged (i) unless otherwise specifically set forth in or provided for under the Plan, the Plan Supplement, or the Confirmation Order, and (ii) except with respect to such other rights of the DIP Agent, the First Lien Administrative Agents, and/or the Senior Notes Indenture Trustee that, pursuant to the DIP Documents, the First Lien Credit Agreements, or the Senior Notes Indenture, as applicable, survive the termination of documents. Subsequent to the performance by each DIP Agent, the First Lien Administrative Agents, and the Senior Notes Indenture Trustee of its obligations pursuant to the Plan and Confirmation Order, such DIP Agent, First Lien Administrative Agent, or Senior Notes Indenture Trustee and its agents shall be relieved of all further duties and responsibilities related to the Senior Notes Indenture, First Lien Credit Agreements, or DIP Documents, as applicable. Each of the First Lien Administrative Agents and the Senior Notes Indenture Trustee shall be deemed to have received any necessary direction to effectuate the terms of the Plan.

(e) Upon the final distribution in accordance with Article VI hereof, or notice from the Debtors or the Reorganized Debtors, as applicable, there will be no further distributions on account of any Senior Notes Claims and, at the request of the Senior Notes Indenture Trustee, DTC shall take down the relevant position relating to the Senior Notes without any requirement of indemnification or security on the part of the Debtors, the Reorganized Debtors, the Senior Notes Indenture Trustee, or any other Entity.

(f) If the record holder of any Senior Notes is DTC or its nominee or another securities depository or custodian thereof, and such Senior Notes are represented by a global security held by or on behalf of DTC or such other securities depository of custodian, then each such holder of the Senior Notes shall be deemed to have surrendered such holder’s note, debenture, or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof.

(g) The Litigation Trust Interests shall be non-transferable other than if transferred by will, intestate succession, or otherwise by operation of law.

5.10 Retention of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, (a) following the Effective Date, the applicable Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Retained Causes of Action, whether arising before or after the Petition Date, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Retained Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, and the Reorganized Debtors may pursue such Retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors; and (b) following the Effective Date, the Litigation Trust shall retain and may enforce all rights to commence, pursue, and settle, as appropriate, any and all Litigation Trust Causes of Action. No Person may rely on the absence of a specific reference in this Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors, the Reorganized Debtors, or the Litigation Trust, as applicable, will not pursue any and all available Causes of Action against such Person. Except with respect to Causes of Action against any Person which Person was released by the Debtors or the Reorganized Debtors on or before the Effective Date (including pursuant to this Plan), the applicable Reorganized Debtors expressly reserve all rights to prosecute any and all Retained Causes of Action against any Person, except as otherwise expressly provided in this Plan. The Litigation Trust expressly reserves all rights to prosecute any and all Litigation Trust Causes of Action. Unless any Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised, transferred (including to the Litigation Trust), or settled in this Plan or a Final Order of the Bankruptcy Court, (i) the Reorganized Debtors expressly reserve all Retained Causes of Action for later adjudication; and (ii) the Litigation Trust expressly reserves all Litigation Trust Causes of Action for later adjudication, and therefore, in each case, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, Claim preclusion, estoppel (judicial, equitable, or otherwise), or laches shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or consummation of this Plan. For the avoidance of doubt, notwithstanding anything contained in this Plan to the contrary, on the Effective Date, the Litigation Trust Causes of Action shall be transferred to, and vest in, the Litigation Trust, and shall not be retained by the Reorganized Debtors.

5.11 Cancellation of Liens.

Except as otherwise specifically provided herein, upon the satisfaction in full, in Cash or otherwise, of a Secured Claim, any Lien securing any Secured Claim that is satisfied in full, in Cash or otherwise, shall be deemed released, and the holder of such Secured Claim shall be authorized and directed to (i) release any collateral or other property of the Debtors (including any Cash collateral) held by such holder, at the sole cost and expense of the Reorganized Debtors, and to (ii) take such actions as may be reasonably requested by the Debtors or the Reorganized Debtors, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be reasonably requested by the Debtors or the Reorganized Debtors, in the case of each of clauses (i) and (ii), at the sole cost and expense of the Reorganized Debtors and without recourse, representation or warranty of any kind.

5.12 Employee Matters.

(a) Unless otherwise provided herein and subject to Article V of the Plan, as may be applicable:

(i) The Debtors shall assume or assume and assign to the applicable Reorganized Debtors on the Effective Date (x) the Benefits Plans and (y) all Employment Agreements unless previously assumed or rejected by the Debtors in their sole discretion pursuant to an order of the Bankruptcy Court; provided that the Senior Executive Employment Agreements shall either be (A) included on the Assumption Schedule, subject to the applicable employee agreeing to waive such employee’s 2024 long term incentive payment, any retention bonus due on the Debtors’ 2023 retention program and 2023 bonuses, (B) amended with the consent of the applicable Senior Executive and the Requisite Consenting Creditors, or (C) included on the Rejection Schedule.3

(ii) Any Interests granted prior to the Effective Date to a current or former employee, officer, director or individual independent contractor under a Benefit Plan, an Employment Agreement, or otherwise shall be cancelled and extinguished. For the avoidance of doubt, if any Benefit Plan or Employment Agreement (including a Senior Executive Employment Agreement) is assumed and such plan or agreement provides in part for an award or potential award of Interests in the Debtors, such Benefit Plan or Employment Agreement shall be assumed in all respects other than the provisions of such agreement relating to Interest awards.

5.13 Nonconsensual Confirmation.

The Debtors intend to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code as to any Classes that reject or are deemed to reject the Plan.

[3]

The Debtors and the Ad Hoc First Lien Group continue to discuss the deadline by which a determination will be made as to the treatment of the Senior Executive Employment Agreements, which deadline shall be no later than the filing of the Plan Supplement.

5.14 Closing of Chapter 11 Cases.

After an Estate has been fully administered, the Reorganized Debtors shall seek authority from the Bankruptcy Court to close the applicable Chapter 11 Case(s) in accordance with the Bankruptcy Code and Bankruptcy Rules.

5.15 Termination of the Patient Care Ombudsman’s Duties.

The duties, responsibilities, and obligations of the Patient Care Ombudsman shall be terminated on the Effective Date, the Patient Care Ombudsman may dispose of any documents provided to the Patient Care Ombudsman in the course of its reporting. Nothing herein shall in any way limit or otherwise affect the Patient Care Ombudsman’s obligations of confidentiality under confidentiality agreements, if any, under section 333 of the Bankruptcy Code or under order of the Bankruptcy Court.

5.16 Notice of Effective Date.

As soon as practicable, but not later than three (3) Business Days following the Effective Date, the Debtors shall file a notice of the occurrence of the Effective Date with the Bankruptcy Court.

5.17 Separability.

Notwithstanding the combination of the separate plans of reorganization for the Debtors set forth in the Plan for purposes of economy and efficiency, the Plan constitutes a separate chapter 11 plan for each Debtor. Accordingly, if the Bankruptcy Court does not confirm the Plan with respect to one or more Debtors, it may still, subject to the consent of the applicable Debtors and the Requisite Consenting Creditors, confirm the Plan with respect to any other Debtor that satisfies the confirmation requirements of section 1129 of the Bankruptcy Code.

ARTICLE VI. DISTRIBUTIONS.

6.1 Distributions Generally.

Except as otherwise provided in the Plan, the Disbursing Agent shall make all distributions under the Plan to the appropriate holders of Allowed Claims in accordance with the terms of the Plan.

6.2 Distribution Record Date.

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Interests. The Debtors and the Reorganized Debtors shall have no obligation to recognize any transfer of the Claims or Interests occurring on or after the Distribution Record Date. In addition, with respect to payment of any Cure Amounts or disputes over any Cure Amounts, neither the Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease as of the close of business on the Distribution Record Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount. For the avoidance of doubt, the Distribution Record Date shall not apply to the Senior Notes Claims, the holders of record of which on the Effective Date shall receive a distribution in accordance with Article IV of the Plan and the customary procedures of DTC on or as soon as practicable after the Effective Date.

6.3 Date of Distributions.

Except as otherwise provided in the Plan, any distributions and deliveries to be made under the Plan shall be made on the Effective Date or as otherwise determined in accordance with the Plan, including the treatment provisions of Article IV of the Plan, or the Litigation Trust Agreement, in each case, as soon as practicable thereafter; provided that the Reorganized Debtors may implement periodic distribution dates to the extent they reasonably determine them to be appropriate.

6.4 Disbursing Agent.

A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties, and all reasonable fees and expenses incurred by such Disbursing Agents directly related to distributions hereunder shall be reimbursed by the Reorganized Debtors. The Reorganized Debtors shall use commercially reasonable efforts to provide the Disbursing Agent (if other than the Reorganized Debtors) with the amounts of Claims and the identities and addresses of holders of Claims and Interests as of the Distribution Record Date, in each case, as set forth on the claims register. The Reorganized Debtors shall cooperate in good faith with the applicable Disbursing Agent (if other than the Reorganized Debtors) to comply with the reporting and withholding requirements outlined in Section 6.19 of the Plan.

6.5 Rights and Powers of Disbursing Agent.

(a) From and after the Effective Date, each Debtor and each Reorganized Debtor jointly and severally, indemnifies and holds harmless each Disbursing Agent and each of its affiliates and each partner, director, officer, employee, counsel, agent and representative of the foregoing and, in the case of any funds, trustees and advisors and attorneys-in-fact (collectively, the “Disbursing Agent Indemnitees”) from and against (and will reimburse each Indemnitee, as and when incurred, for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements, legal fees and expenses and reasonable and documented or invoiced out-of-pocket fees and expenses of any kind or nature whatsoever which may at any time (whether before or after the Effective Date) be imposed on, incurred by or asserted or awarded against any such Disbursing Agent Indemnitee in any way relating to or arising out of or in connection with or by reason of any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of (whether based on contract, tort or any other theory, including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) the execution, delivery, enforcement, performance or administration of the Disbursing Agent role; provided, that such indemnification relates solely to the Disbursing Agent Indemnitees’ role as Disbursing Agent; and provided further that such indemnity shall not, as to any Disbursing Agent Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, disbursements, fees or expenses are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the intentional fraud, gross negligence or willful misconduct of such Disbursing Agent Indemnitee. No holder of a Claim or Interest or other party in interest shall have or pursue any claim or Cause of Action against any Disbursing Agent, solely in its capacity as such, for making payments in accordance with the Plan or for implementing provisions of the Plan, except for actions or omissions to act arising out of the intentional fraud, gross negligence or willful misconduct of such Disbursing Agent. All amounts due under this indemnification shall be payable within 30 days after demand therefor or as promptly as practicable thereafter.

(b) A Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties hereunder, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan. All parties in interest including, but not limited to, the First Lien Administrative Agents, the Senior Notes Indenture Trustee, the Litigation Trustee, and any applicable (x) warrant agent named under the GUC Warrant Agreement and/or (y) transfer agent responsible for the distribution of the New Equity Interests, shall cooperate in good faith with the applicable Disbursing Agent in connection with carrying out the distributions and related responsibilities contemplated hereunder.

(c) Notwithstanding any provision of the Plan to the contrary, distributions to Holders of Senior Notes Claims shall be, or shall be deemed to be, made by or at the direction of each of the Senior Notes Indenture Trustee which shall act as Disbursing Agent for distributions to the Holders of Senior Notes Claims under the Senior Notes Indenture. The Senior Notes Indenture Trustee may transfer or direct the transfer of distributions directly through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise) and will be entitled to recognize and deal for all purposes under the Plan with Holders of Senior Notes Claims to the extent consistent with the customary practices of DTC. Regardless of whether such distributions are made by the Senior Notes Indenture Trustee, or by any other Disbursing Agent at the reasonable direction of the Senior Notes Indenture Trustee, such distributions shall be subject in all respects to the right of the Senior Notes Indenture Trustee to maintain, enforce, and exercise the Senior Notes Indenture Trustee Charging Lien against such distributions on account of the Senior Notes Indenture Trustee Fees and Expenses in excess of the Senior Notes Indenture Trustee Fee Cap.

(d) The Debtors hereby request that the First Lien Administrative Agents act, and designate the First Lien Administrative Agents to act, as Disbursing Agents solely in respect of Cash distributions pertaining to the Discrete Asset Sale Proceeds to be distributed on account of the applicable First Lien Credit Agreement on or around the Effective Date. Each First Lien Administrative Agent hereby agrees to act as Disbursing Agent for the Debtors and Reorganized Debtors solely with respect to Cash distributions pertaining to the Discrete Asset Sale Proceeds to be distributed on account of the applicable First Lien Credit Agreement on or around the Effective Date.

6.6 Expenses of Disbursing Agent.

To the extent the Disbursing Agent is an Entity other than a Debtor or Reorganized Debtor, except as otherwise ordered by the Bankruptcy Court and subject to the written agreement of the Reorganized Debtors, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement Claims (including for reasonable attorneys’ and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors in the ordinary course of business.

6.7 No Postpetition Interest on Claims.

Except as otherwise provided in the Plan, the Confirmation Order, or another order of the Bankruptcy Court or required by the Bankruptcy Code, interest shall not accrue or be paid on any Claims on or after the Petition Date, provided that, other than with respect to DIP Claims or Other Secured Claims, if interest is payable pursuant to the preceding sentence, interest shall accrue at the federal judgment rate pursuant to 28 U.S.C. § 1961 on a non-compounded basis from the date the obligation underlying the Claim becomes due and is not timely paid through the date of payment.

6.8 Delivery of Distributions.

(a) In the event that any distribution to any holder is returned as undeliverable, no further distributions shall be made to such holder unless and until such Disbursing Agent is notified in writing of such holder’s then-current address, at which time all currently-due, missed distributions shall be made to such holder as soon as reasonably practicable thereafter, without interest. Nothing herein shall require the Disbursing Agent to attempt to locate holders of undeliverable distributions and, if located, assist such holders in complying with Section 6.19 of the Plan.

(b) Distributions of New Equity Interests or the GUC Warrants to be held through DTC shall be made through the facilities of DTC in accordance with DTC’s customary practices. All New Equity Interests or GUC Warrants to be distributed pursuant to the Plan shall be issued in the names of such holders, their nominees of record, or their permitted designees as of the Distribution Record Date (i.e., the Effective Date) in accordance with DTC’s book-entry procedures, to the extent applicable; provided that such New Equity Interests or GUC Warrants are permitted to be held through DTC’s book-entry system; provided, further, that to the extent that the New Equity Interests or GUC Warrants are not eligible for distribution in accordance with DTC’s customary practices, the Reorganized Debtors will take such reasonable actions as may be required to cause distributions of the New Equity Interests or GUC Warrants under the Plan. No distributions will be made other than through DTC if the New Equity Interests or GUC Warrants are permitted to be held through DTC’s book entry system. Any distribution that otherwise would be made to any holder eligible to receive a distribution of a security available solely through DTC who does not own or hold an account eligible to receive a distribution through DTC on a relevant distribution date shall be forfeited. The Debtors or the Reorganized Debtors, as applicable, shall seek the cooperation of DTC in an attempt to ensure that any distribution on account of a Senior Notes Claim, as applicable, that is held in the name of, or by a nominee of, DTC, shall be made through the facilities of DTC on the Effective Date or as soon as practicable thereafter.

6.9 Distributions after Effective Date.

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

6.10 Unclaimed Property.

Undeliverable distributions or unclaimed distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable or the holder accepts distribution, or such distribution reverts back to the Debtors or the Reorganized Debtors, as applicable, and shall not be supplemented with any interest, dividends, or other accruals of any kind. Such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one hundred and eighty (180) days from the date of distribution. After such date, and notwithstanding any other provision of the Plan, all unclaimed property or interest in property shall revert to the applicable Reorganized Debtors and the Claim of any other holder to such property or interest in property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.

6.11 Time Bar to Cash Payments.

Checks issued by the Disbursing Agent in respect of Allowed Claims shall be null and void if not negotiated within one hundred eighty (180) days after the date of issuance thereof. Thereafter, the amount represented by such voided check shall irrevocably revert to the Reorganized Debtors, and any Claim in respect of such voided check shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Requests for re-issuance of any check within one hundred eighty (180) days after issuance shall be made to the Disbursing Agent by the holder of the Allowed Claim to whom such check was originally issued.

6.12 Manner of Payment under Plan.

Except as otherwise specifically provided in the Plan, at the option of the Debtors or the Reorganized Debtors, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

6.13 Satisfaction of Claims.

Except as otherwise specifically provided in the Plan, any distributions and deliveries to be made on account of Allowed Claims under and in accordance with the terms and conditions of the Plan shall be in complete and final satisfaction, settlement, and discharge of and exchange for such Allowed Claims.

6.14 Fractional Stock and Notes.

No fractional New Equity Interests or GUC Warrants shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. If any distributions of New Equity Interests or GUC Warrants pursuant to the Plan would result in the issuance of a fractional share or equity interest of a New Equity Interest or fractional share of a GUC Warrant, then the number of shares or equity interests of New Equity Interests or number of GUC Warrants to be issued in respect of such distribution will be calculated to one decimal place and rounded up or down to the closest whole share, equity interest or warrant (with a half share, equity interest or warrant or greater rounded up and less than a half share, equity interest or warrant rounded down). The total number of shares or equity interests of New Equity Interests or GUC Warrants, as applicable, to be distributed in connection with the Plan shall be adjusted as necessary to account for the rounding provided for in this Section 6.14. No consideration shall be provided in lieu of fractional shares or equity interests that are rounded down. Neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a distribution that is less than (1) share or equity interest of New Equity Interests or less than (1) GUC Warrant. Any New Equity Interest or GUC Warrant that is not distributed in accordance with this Section 6.14 shall be returned to, and ownership thereof shall vest in, Reorganized Parent.

6.15 Minimum Cash Distributions.

The Disbursing Agent shall not be required to make any distribution of Cash less than Fifty Dollars ($50) to any holder of an Allowed Claim; provided that if any distribution is not made pursuant to this Section 6.15, such distribution shall be added to any subsequent distribution to be made on behalf of the holder’s Allowed Claim.

6.16 Setoffs and Recoupments.

Except as expressly provided in a separate order of the Bankruptcy Court, the Debtors and the Reorganized Debtors, as applicable, may, but shall not be required to, set off or recoup against any Claim, and any distribution to be made on account of such Claim, any and all claims, rights, and Causes of Action of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law; provided that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by a Debtor or a Reorganized Debtor or its successor of any claims, rights, or Causes of Action that a Debtor or Reorganized Debtor or its successor or assign may possess against the holder of such Claim.

6.17 Allocation of Distributions between Principal and Interest.

Except as otherwise required by law (as reasonably determined by the Debtors or the applicable Reorganized Debtors ), distributions with respect to Allowed Claims shall be allocated first to the principal portion of such Allowed Claim (as determined for federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any.

6.18 No Distribution in Excess of Amount of Allowed Claim.

Notwithstanding anything in the Plan to the contrary, no holder of an Allowed Claim shall receive, on account of such Allowed Claim, distributions under the Plan in excess of the Allowed amount of such Claim.

6.19 Withholding and Reporting Requirements.

(a) Withholding Rights. In connection with the Plan, any party issuing any instrument or making any distribution described in the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions pursuant to the Plan and all related agreements shall be subject to any such withholding or reporting requirements. In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and either (i) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax), or (ii) pay the withholding tax using its own funds and retain such withheld property. Any amounts withheld pursuant to the preceding sentence, and paid over to the applicable Governmental Unit, shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. Notwithstanding the foregoing, each holder of an Allowed Claim or any other Entity that receives a distribution pursuant to the Plan shall have responsibility for any taxes imposed by any Governmental Unit, including income, withholding, and other taxes, on account of such distribution. In the event any party issues any instrument or makes any non-Cash distribution pursuant to the Plan that is subject to withholding tax and such issuing or distributing party has not sold such withheld property to generate Cash to pay the withholding tax or paid the withholding tax using its own funds and retains such withheld property as described above, such issuing or distributing party has the right, but not the obligation, to not make a distribution until such holder has made arrangements reasonably satisfactory to such issuing or disbursing party for payment of any such tax obligations.

(b) Forms. Any party entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the Disbursing Agent or such other Entity designated by the Reorganized Debtors (which Entity shall subsequently deliver to the Disbursing Agent any applicable IRS Form W-8 or IRS Form W-9 received) an appropriate IRS Form W-9 or (if the payee is a foreign Entity) IRS Form W-8, and any other forms or documents reasonably requested by any Reorganized Debtor to reduce or eliminate any withholding required by any federal, state, or local taxing authority. If such request is made and the holder fails to comply before the date that is 60 days after the request is made, the amount of such distribution shall irrevocably revert to the applicable Debtor or Reorganized Debtor, as applicable, and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Debtor or Reorganized Debtor, as applicable, or their respective property.

ARTICLE VII. PROCEDURES FOR DISPUTED CLAIMS.

7.1 Objections to Claims.

The Debtors or the Reorganized Debtors, as applicable, shall be exclusively entitled to object to Claims; provided that following the Effective Date, the U.S. Trustee shall have standing and the right to be heard for the limited purpose of responding to requests for allowance of Administrative Expense Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code. After the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall have and retain any and all rights and defenses that the Debtors had with regard to any Claim to which they may object, except with respect to any Claim that is Allowed. Any objections to Claims shall be served and filed on or before the Claims Objection Deadline.

7.2 Resolution of Disputed Administrative Expenses and Disputed Claims.

Except as may be otherwise agreed to by the Debtors or Reorganized Debtors in their sole discretion, on and after the Effective Date, the Debtors or applicable Reorganized Debtors, as applicable, shall have the authority to (i) compromise, settle, otherwise resolve, or withdraw any objections to Claims without any further notice to or action, order, or approval by the Bankruptcy Court, other than with respect to Professional Fee Claims and (ii) administer and adjust the claims register to reflect any such settlements or compromises, without any further notice to or action, order, or approval by the Bankruptcy Court.

7.3 Payments and Distributions with Respect to Disputed Claims.

Notwithstanding anything herein to the contrary, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

7.4 Distributions after Allowance.

(a) Following the Effective Date, a Disputed Claims Reserve shall be maintained. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary, or the receipt of a determination by the IRS, the Disbursing Agent shall treat the Disputed Claims Reserve as a “disputed ownership fund” governed by section 1.468B-9 of the Treasury Regulations and to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. [All taxes imposed on assets or income of the Disputed Claims Reserve shall be payable by the Disbursing Agent from the assets of the Disputed Claims Reserve.] The Disbursing Agent or the Reorganized Debtors, as applicable, shall be responsible for payment, [out of the assets of the Disputed Claims Reserve], of any expenses associated with administering the Disputed Claims Reserve, including any taxes imposed on the Disputed Claims Reserve or its assets. All parties (including the Debtors, the Reorganized Debtors, the Disbursing Agent, and the holders of Disputed Non-RSA GUC Claims) shall be required to report for tax purposes consistently with the foregoing.

(b) As soon as reasonably practicable after a Disputed Claim becomes, in whole or in part, an Allowed Claim, the holder thereof shall be entitled to distributions, if any, to which such holder is entitled as provided in the Plan, without interest, as provided in Section 7.9 of the Plan. Such distributions shall be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim (or portion thereof) becomes a Final Order.

7.5 Disallowance of Claims.

Except to the extent otherwise agreed to by the Debtors or Reorganized Debtors, as applicable, any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, as determined by a Final Order, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Final Order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors. All proofs of claim filed on account of an indemnification obligation to a director, officer, or employee, in each case, employed by the Debtors on and/or after the Petition Date shall be deemed satisfied and expunged from the claims register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim or Interest is or has been timely filed, shall be deemed disallowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court, and holders of such Claims shall not receive any distributions under the Plan on account of such Claims, subject in each case to Local Bankruptcy Rule 3002-1(a).

7.6 Estimation of Claims.

The Debtors or applicable Reorganized Debtors, as applicable, may determine, resolve and otherwise adjudicate all contingent Claims, unliquidated Claims and Disputed Claims in the Bankruptcy Court. The Debtors or the Reorganized Debtors, as applicable, may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code for any reason or purpose, regardless of whether any party has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any contingent Claim, unliquidated Claim or Disputed Claim, that estimated amount shall constitute the maximum limitation on such Claim, and the Debtors or the applicable Reorganized Debtors, as applicable, may pursue supplementary proceedings to object to the ultimate allowance of such Claim; provided that such limitation shall not apply to Claims requested by the Debtors to be estimated for voting purposes only.

7.7 No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.

7.8 Claim Resolution Procedures Cumulative.

All of the objection, estimation, and resolution procedures in the Plan are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with the Plan without further notice or Bankruptcy Court approval.

7.9 Interest.

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest that accrued thereon from and after the Effective Date.

ARTICLE VIII. EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

8.1 General Treatment.

(a) As of and subject to the occurrence of the Effective Date, all executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed assumed or assumed and assigned, as applicable, except for any executory contract or unexpired lease that (i) was previously assumed or rejected by the Debtors pursuant to an order of the Bankruptcy Court, (ii) previously expired or was terminated pursuant to its own terms or by agreement of the parties thereto, (iii) is the subject of a separate motion to assume or reject filed by the Debtors on or before the Confirmation Date, (iv) is a Senior Executive Employment Agreement (which shall be treated as set forth in Section 5.12), (v) is specifically designated as a contract or lease to be included on the Rejection Schedule, or (vi) is the subject of a pending Cure Dispute; provided, that the proposed assumption or rejection of an executory contract or unexpired lease shall be reasonably acceptable to the Requisite Consenting Creditors.

(b) Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions, assumptions and assignments, including assignments to another Debtor, or rejections provided for in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed or assumed and assigned pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption or assumption and assignment, or applicable law.

(c) Unless otherwise agreed to by the Requisite Consenting Creditors in their sole discretion, (i) the Humana ROFR and (ii) the TRA shall each be deemed rejected under the Plan on the Effective Date.

8.2 Determination of Cure Disputes and Deemed Consent.

(a) Any Cure Amount shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Amount, as reflected in the applicable cure notice, in Cash on the Effective Date, subject to the limitations described below, or on such other terms as the parties to such executory contracts or unexpired leases and the Debtors may otherwise agree.

(b) The Debtors shall file, as part of the Plan Supplement, the Assumption Schedule. At least twenty-one (21) days before the commencement of the Confirmation Hearing, the Debtors shall serve a notice on parties to executory contracts or unexpired leases to be assumed reflecting the Debtors’ intention to assume the contract or lease in connection with the Plan and, where applicable, setting forth the proposed Cure Amount (if any). Any objection by a counterparty to an executory contract or unexpired lease to the proposed assumption, assumption and assignment, or related Cure Amount must be filed, served, and actually received by the Debtors within ten (10) days of the service of the assumption notice, or such shorter period as agreed to by the parties or authorized by the Bankruptcy Court. Any counterparty to an executory contract or unexpired lease that fails to object timely to the proposed assumption, assumption and assignment, or Cure Amount (i) shall be deemed to have assented to such assumption, assumption and assignment, or Cure Amount, notwithstanding any provision thereof that purports to (1) prohibit, restrict, or condition the transfer or assignment of such contract or lease, or (2) terminate or permit the termination of a contract or lease as a result of any direct or indirect transfer or assignment of the rights of the Debtors under such contract or lease or a change, if any, in the ownership or control to the extent contemplated by the Plan, and shall forever be barred and enjoined from asserting such objection against the Debtors or terminating or modifying such contract or lease on account of transactions contemplated by the Plan, and (ii) shall be forever barred, estopped, and enjoined from challenging the validity of such assumption or assumption and assignment, as applicable, thereafter.

(c) If there is a dispute pertaining to the assumption of an executory contract or unexpired lease (other than a dispute pertaining to a Cure Amount), such dispute shall be heard by the Bankruptcy Court prior to the assumption being effective; provided that the Debtors or the applicable Reorganized Debtors may settle any such dispute without any further notice to, or action by, any party or order of the Bankruptcy Court.

(d) To the extent a dispute relates to Cure Amounts, the Debtors may assume and/or assume and assign the applicable executory contract or unexpired lease prior to the resolution of such cure dispute, provided that the Debtors or the applicable Reorganized Debtors reserve Cash in an amount sufficient to pay the full amount reasonably asserted as the Cure Amount by the counterparty to such executory contract or unexpired lease.

(e) Assumption or assumption and assignment of any executory contract or unexpired lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims against any Debtor or defaults by any Debtor, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time before the date that the Debtors assume or assume and assign such executory contract or unexpired Lease. Any proofs of claim filed with respect to an executory contract or unexpired lease that has been assumed or assumed and assigned shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, upon the assumption of such executory contract or unexpired lease.

8.3 Rejection Damages Claims.

In the event that the rejection of an executory contract or unexpired lease hereunder results in damages to the other party or parties to such contract or lease, any Claim for such damages, if not heretofore evidenced by a timely filed proof of Claim, shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, or their respective Estates, properties or interests in property as agents, successors, or assigns, unless a proof of Claim is filed with the Bankruptcy Court and served upon counsel for the Debtors or the Reorganized Debtors, as applicable, no later than thirty (30) days after the filing and service of the notice of the occurrence of the Effective Date.

8.4 Indemnification Obligations.

Except as otherwise provided in the Plan or the Confirmation Order, to the fullest extent permitted by applicable law, any and all obligations of the Debtors pursuant to their corporate charters, bylaws, limited liability company agreements, memorandum and articles of association, or other organizational documents or agreements to indemnify officers, directors, agents or employees, in each case solely in their capacity as such, employed by the Debtors on and/or after the Petition Date with respect to all present and future actions, suits, and proceedings against the Debtors or such officers, directors, agents, or employees based upon any act or omission for or on behalf of the Debtors (collectively, the “Indemnification Obligations”) shall not be discharged, impaired, or otherwise affected by the Plan; provided, that, the Debtors or the applicable Reorganized Debtors, as applicable, shall not indemnify any such officers, directors, agents, or employees of the Debtors for any Claims or Causes of Action arising out of or relating to any act or omission for which indemnification is barred under applicable law or that is excluded under the terms of the foregoing organizational documents or applicable agreements governing the Debtors’ Indemnification Obligations. The Reorganized Debtors shall not indemnify any persons for any claims or Causes of Action arising out of or relating to any act or omission that is a criminal act or constitutes intentional fraud, gross negligence or willful misconduct. Except as otherwise provided in the Plan, all such Indemnification Obligations shall be deemed and treated as executory contracts that are assumed by the Debtors under the Plan.

8.5 Insurance Policies.

(a) Notwithstanding any other provision in the Plan, all insurance policies to which any Debtor is a party as of the Effective Date (including any “tail policy”) shall be deemed to be and treated as executory contracts and shall be assumed by the Reorganized Debtors, shall remain in full force and effect thereafter and shall continue as obligations of the Reorganized Debtors in accordance with their respective terms, and all such insurance policies shall vest in the Reorganized Debtors. Coverage for defense and indemnity under each D&O Policy shall remain available to all individuals within the definition of “Insured Persons” in any D&O Policy.

(b) After the Effective Date, all officers, directors, agents, or employees who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any D&O Policy (including any “tail” policy) for the full term of such policy regardless of whether such officers, directors, agents, and/or employees remain in such positions after the Effective Date, in each case, to the extent set forth in such policies.

(c) In addition, after the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any D&O Policy (including any “tail policy”) in effect as of the Petition Date.

(d) In the event that the Debtors or Reorganized Debtors, in their sole discretion, determine that an Allowed Claim is covered in full or in part under one of the Debtors’ insurance policies, no distributions under the Plan shall be made on account of such Allowed Claim unless and until, and solely to the extent that, (i) the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy, or (ii) an insurer authorized to issue a coverage position under such insurance policy, or the agent of such insurer, issues a formal determination, which the Debtors in their sole discretion do not contest, that coverage under such insurance policy is excluded or otherwise unavailable for losses arising from such Allowed Claim. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part an Allowed Claim, then immediately upon such insurers’ agreement, the applicable portion of such Allowed Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. If an applicable insurance policy has a SIR, the Holder of an Insured Claim shall have an Allowed Non-RSA GUC Claim or a Subordinated Claim, as applicable, against the applicable Debtor’s Estate solely up to the amount of the SIR that may be established upon the liquidation of the Insured Claim. Such SIR shall be considered satisfied pursuant to the Plan through allowance of the Non-RSA GUC Claim or Subordinated Claim, as applicable, solely in the amount of the applicable SIR, if any; provided, however that nothing herein obligates the Debtors or the Reorganized Debtors to otherwise satisfy any SIR under any insurance policy. Any recovery on account of the Insured Claim in excess of the SIR established upon the liquidation of the Claim shall be recovered solely from the Debtors’ insurance coverage, if any, and only to the extent of available insurance coverage and any proceeds thereof. Nothing in this Plan shall be construed to limit, extinguish, or diminish the insurance coverage that may exist or shall be construed as a finding that liquidated any Claim payable pursuant to an insurance policy. Nothing herein relieves any Entity from the requirement to timely file a proof of claim by the applicable claims bar date.

8.6 Treatment of Surety Bond Agreements.

Notwithstanding any other provisions of the Plan, Plan Supplement, Confirmation Order or any other Order of the Bankruptcy Court in the Chapter 11 Cases, on the Effective Date, any rights and obligations arising under the (i) the Surety Bonds; (ii) any Surety Bond Indemnity Agreements; (iii) any Surety collateral, including, without limitation, cash, letters of credit, and/or the proceeds of any such collateral (the “Surety Collateral”); and (iv) any Surety agreements governing Surety Collateral; (items (i), (ii), (iii), and (iv) collectively, the “Surety Bond Agreements”) shall be deemed reaffirmed and ratified by the applicable Reorganized Debtors and Surety Bond Indemnitors, shall continue in full force and effect, and the rights and obligations thereunder shall not be altered, modified, discharged, enjoined, impaired or released by the Plan, any Plan Supplement, or the Confirmation Order. For the avoidance of doubt, nothing in the Plan, Plan Supplement or Confirmation Order or any Order entered in the Chapter 11 Cases, including, without limitation, any exculpation, release, injunction, exclusions and discharge provision of the Plan contained in Article VIII of the Plan or otherwise, shall bar, alter, limit, impair, release, modify or enjoin any rights and obligations of the parties under the Surety Bond Agreements or applicable law. Solely to the extent any of the Surety Bond Agreements are deemed to be one or more executory contracts, any such agreements are assumed by the Debtors and the Reorganized Debtors pursuant to section 365 of the Bankruptcy Code upon the Effective Date with the consent of the Surety. If on and after the Effective Date the Surety Bond Agreements cease to be in effect solely as a result of a determination by a court of competent jurisdiction that such agreements are non-assumable under applicable bankruptcy law, any such Surety Bond Agreements shall be deemed reinstated or ratified on the terms of such Surety Bond Agreement that existed immediately prior to the Effective Date. Nothing in the Plan, Plan Supplement, Confirmation Order or any Order entered in the Chapter 11 Cases shall impair the Surety’s rights against any non-Debtor, or any non-Debtor’s rights against the Surety, including under any Surety Bond Agreement. The rights and claims of the Surety are unimpaired in accordance with section 1124(1) of the Bankruptcy Code.

Notwithstanding any inconsistent provision of the Plan, Plan Supplement, Confirmation Order, or Order entered in the Chapter 11 Cases, any Surety Collateral shall remain in place to secure any obligations under any Surety Bond Agreement in accordance with the terms of such agreements. At any time after the Effective Date, to the extent permitted by law and the applicable Surety Bond Agreements, the Surety may apply its respective Surety Collateral or the proceeds therefrom to payment or reimbursement of any and all premiums, losses, expenses, including, without limitation, attorneys’ fees.

8.7 Intellectual Property Licenses and Agreements.

All intellectual property contracts, licenses, royalties, or other similar agreements to which the Debtors have any rights or obligations in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed, or assumed and assigned, by the respective Debtors and shall continue in full force and effect unless any such intellectual property contract, license, royalty, or other similar agreement otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court, is scheduled on the Rejection Schedule, or is the subject of a separate rejection motion filed by the Debtors. Unless otherwise noted hereunder, as applicable, all other intellectual property contracts, licenses, royalties, or other similar agreements shall vest in the applicable Reorganized Debtors and the Reorganized Debtors may take all actions as may be necessary or appropriate to ensure such vesting as contemplated herein.

8.8 Assignment.

To the extent provided under the Bankruptcy Code or other applicable law, any executory contract or unexpired lease assumed and assigned hereunder (including, without limitation, in connection with a Discrete Asset Sale) shall remain in full force and effect for the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such executory contract or unexpired lease (including those of the type set forth in section 365(b)(2) of the Bankruptcy Code) that prohibits, restricts, or conditions such transfer or assignment. To the extent provided under the Bankruptcy Code or other applicable law, any provision that prohibits, restricts, or conditions the assignment or transfer of any such executory contract or unexpired lease or that terminates or modifies such executory contract or unexpired lease or allows the counterparty to such executory contract or unexpired lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment, constitutes an unenforceable anti-assignment provision and is void and of no force or effect.

8.9 Reservation of Rights.

(a) The Debtors may amend the Assumption Schedule and the Rejection Schedule, subject to the reasonable consent of the Requisite Consenting Creditors, at any time prior to the conclusion of the Confirmation Hearing in order to add, delete, or reclassify any executory contract or unexpired lease. The Debtors shall provide notice of such amendment to any affected counterparty as soon as reasonably practicable.

(b) Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is or is not an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors have any liability thereunder.

(c) Except as explicitly provided in the Plan, nothing herein shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtors or the Reorganized Debtors under any executory or non-executory contract or unexpired or expired lease.

(d) Nothing in the Plan shall increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Reorganized Debtors, as applicable, under any executory or non-executory contract or unexpired or expired lease.

8.10 Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided in the Plan, each executory contract or unexpired lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such executory contract or unexpired lease, and executory contracts and unexpired leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION OF PLAN AND EFFECTIVE DATE.

9.1 Conditions Precedent to Confirmation of Plan.

The following are conditions precedent to confirmation of the Plan:

(a) the Disclosure Statement Order shall have been entered and shall not have been reversed, stayed, amended, modified, dismissed, vacated, or reconsidered;

(b) the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed;

(c) the Restructuring Support Agreement shall be in full force and effect and shall not have been terminated and no termination notice shall have been given that with the passage of time would cause or permit a termination of the Restructuring Support Agreement; and

(d) the DIP Orders shall be in full force and effect and there shall be no event of default under the DIP Documents or the DIP Orders, which has not been waived by the applicable DIP Lenders pursuant to the terms and conditions of such documents and/or Section 9.2(l) of the Plan.

9.2 Conditions Precedent to Effective Date.

The following are conditions precedent to the Effective Date of the Plan:

(a) the Confirmation Order shall have been entered and shall be a Final Order and shall not be subject to any stay or subject to an unresolved request for revocation under section 1144 of the Bankruptcy Code;

(b) all GUC Provisions in the Confirmation Order shall be in form and substance consistent with the Global Settlement and otherwise reasonably acceptable to the Creditors’ Committee;

(c) the Restructuring Support Agreement shall be in full force and effect and shall not have been terminated and shall remain in full force and effect in accordance with its terms;

(d) all outstanding Restructuring Expenses due and owing as of the Effective Date shall have been paid in full, in Cash or shall be paid in Cash concurrently with effectiveness of the Plan;

(e) the DIP Orders shall be in full force and effect and there shall be no event of default under the DIP Documents or the DIP Orders, which has not otherwise been amended or waived by the applicable DIP Lenders pursuant to the terms and conditions of such documents and/or Section 9.3 of the Plan;

(f) the Reorganization Transaction shall have been implemented in accordance with the Description of Transaction Steps in all material respects;

(g) the Definitive Documents shall (i) be in form and substance acceptable or reasonably acceptable (as applicable, as set forth in the Restructuring Support Agreement) to the Debtors and the Requisite Consenting Creditors (other than the Litigation Trust Agreement), (ii) have been executed and delivered, and any conditions precedent contained to effectiveness therein have been satisfied or waived in accordance therewith, and (iii) be in full force and effect and binding upon the relevant parties;

(h) all actions, documents and agreements necessary to implement and consummate the Plan, including entry into the Definitive Documents and the New Governance Documents, and the transactions and other matters contemplated thereby, shall have been effected or executed;

(i) the New Governance Documents shall have been filed with the appropriate governmental authority, as applicable;

(j) all governmental approvals and consents required in connection with the transactions contemplated by the Plan, including any healthcare-related regulatory approvals, antitrust approval, or any foreign investment regulatory approval, shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on such transactions;

(k) (i) the Litigation Trust shall have been formed, (ii) the Initial Litigation Trust Funded Amount and the Litigation Trust Reallocated Amount shall have been funded, (iii) the Litigation Trust Interests shall have been issued in accordance with the Plan, (iv) the Litigation Trustee shall have been appointed, and (v) the Litigation Trust Agreement, in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee, shall have been executed and delivered, any conditions precedent contained to effectiveness therein shall have been satisfied or waived in accordance therewith, and shall be in full force and effect and binding upon the relevant parties;

(l) the MSP Cash Amount, all De Minimis Asset Sale Proceeds (up to the De Minimis Asset Sale Proceeds Cap) and any CPE Asset Sale Proceeds (to the extent the CPE Assets were sold prior to the Effective Date), in each case other than as reallocated to the Litigation Trust Reallocated Amount, shall have been funded to the Disbursing Agent; and

(m) the Professional Fee Escrow shall have been funded.

9.3 Waiver of Conditions Precedent.

(a) Except as otherwise provided herein, all actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously and no such action shall be deemed to have occurred prior to the taking of any other such action. Each of the conditions precedent in Section 9.1 and Section 9.2 (other than Section 9.2(a)) may be waived in writing by the Debtors with the prior written consent of (i) the Requisite Consenting Creditors and (ii) the DIP Agent, the Required DIP Lenders, the Exit Facility Agent, or the applicable First Lien Administrative Agent, as applicable, solely to the extent that the waiver of a particular condition precedent would affect the legal and/or economic rights of the DIP Agent, the DIP Lenders, or the Exit Facility Agent, the Exit Facility Lenders, or the applicable First Lien Administrative Agent, as applicable and respectively, under the Plan, the DIP Credit Agreement, or the Exit Facility Credit Agreement (as applicable); provided, however, that the waiver of any condition precedent in 9.2(b), (k), (l), and (m) shall also require the prior written consent of the Creditors’ Committee. If the Plan is confirmed for fewer than all of the Debtors as provided for in Section 5.17 of the Plan, only the conditions applicable to the Debtor or Debtors for which the Plan is confirmed must be satisfied or waived for the Effective Date to occur as to such Debtors.

(b) The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

9.4 Effect of Failure of a Condition.

If the conditions listed in Section 9.2 of the Plan are not satisfied or waived in accordance with Section 9.3of the Plan on or before the termination of the Restructuring Support Agreement, subject to the reasonable consent of the Requisite Consenting Creditors, in a notice filed with the Bankruptcy Court prior to the expiration of such period, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall (a) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (b) prejudice in any manner the rights of any Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, the Requisite Consenting Creditors, the Exit Facility Agent, or any other Entity.

ARTICLE X. EFFECT OF CONFIRMATION OF PLAN.

10.1 Vesting of Assets.

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors’ Estates shall vest in the applicable Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as provided pursuant to the Plan, the Litigation Trust Agreement, the Confirmation Order, or the Exit Facility Credit Agreement (if applicable). On and after the Effective Date, the Reorganized Debtors may take any action, including the operation of their businesses, the use, acquisition, sale, lease, and disposition of property, and the entry into transactions, agreements, understandings, or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents, and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as expressly provided herein. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for professional fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

10.2 Binding Effect.

As of the Effective Date, the Plan shall bind all holders of Claims against and Interests in the Debtors and their respective successors and assigns, notwithstanding whether any such holders (a) were Impaired or Unimpaired under the Plan, (b) were deemed to accept or reject the Plan, (c) failed to vote to accept or reject the Plan, (d) voted to reject the Plan, or (e) received any distribution under the Plan.

10.3 Discharge of Claims and Termination of Interests.

Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise expressly provided herein, each holder (as well as any representatives, trustees, or agents on behalf of each holder) of a Claim or Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Entities shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in the Debtors against the Debtors or the Reorganized Debtors or any of their assets or property, whether or not such holder has filed a proof of claim and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

10.4 Term of Injunctions or Stays.

Unless otherwise provided herein, the Confirmation Order, or in a Final Order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

10.5 Injunction.

(a) Upon entry of the Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan in relation to any Claim or Interest extinguished, discharged, released or treated pursuant to the Plan.

(b) Except as expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court or as agreed to by the Debtors and a holder of a Claim against or Interest in the Debtors, all Entities who have held, hold, or may hold Claims against or Interests in any or all of the Debtors (whether proof of such Claims or Interests has been filed or not and whether or not such Entities vote in favor of, against or abstain from voting on the Plan or are presumed to have accepted or deemed to have rejected the Plan) and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates, are permanently enjoined, on and after the Effective Date, solely with respect to any Claims, Interests, and Causes of Action that will be or are extinguished, discharged, released, or treated pursuant to the Plan from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Released Parties or the property of any of the Released Parties, (ii) enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Released Parties or the property of any of the Released Parties, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Released Parties or the property of any of the Released Parties, (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Released Parties or the property of any of the Released Parties, except (x) as contemplated or allowed by the Plan or (y) to the extent asserted in a timely filed Proof of Claim or timely filed objection to the confirmation of the Plan, and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan. For the avoidance of doubt, nothing in this Section 10.6(b) shall enjoin any (i) current or former patient of the Debtors from pursuing any Claim against any non-Debtor party that is not a Released Party, including any non-Debtor provider that is not a Released Party, for any acts or omissions arising out of or relating to any Claims for medical malpractice or (ii) Governmental Unit from filing a Proof of Claim on or by the Governmental Bar Date (as defined in the Bar Date Order).

(c) No Person or Entity shall seek or initiate formal or informal discovery requests, demands, or proceedings upon or from the Patient Care Ombudsman without first seeking permission, upon sufficient prior notice to the Patient Care Ombudsman, from the Bankruptcy Court.

(d) The injunctions in this Section 10.5 shall extend to any successors of the Debtors and the Reorganized Debtors and their respective property and interests in property.

10.6 Releases.

(a) Releases by the Debtors.

As of the Effective Date, except for the right to enforce the Plan or any right or obligation arising under the Definitive Documents that remains in effect after the Effective Date, for good and valuable consideration, on and after the Effective Date, the Released Parties shall be deemed released and discharged by the Debtors, the Reorganized Debtors, and the Estates, and any Person seeking to exercise the rights of the Estates, and any successors to the Debtors or any Estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, from any and all Claims, obligations, rights, suits, judgments, damages, demands, debts, Liens, Causes of Action, remedies, losses, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or the Estates, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, matured or unmatured, contingent or fixed, existing or hereinafter arising, in law, equity or otherwise, that the Debtors, the Reorganized Debtors, or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Estates, the conduct of the Debtors’ businesses, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the DIP Facility, the DIP Documents, the Restructuring Support Agreement, the Definitive Documents, the Sale Process, the First Lien Credit Agreements (and the Loan Documents as defined therein), the Senior Notes Indenture, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between the Debtors and any Released Party, the Restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Disclosure Statement, the Plan, and the Definitive Documents, or any related agreements, instruments, or other documents, and the negotiation, formulation, or preparation thereof, the solicitation of votes with respect to the Plan, or any other act or omission, in all cases based upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided, that, nothing in this Section10.6(a) shall be construed to release (i) the Released Parties from intentional fraud, willful misconduct, or gross negligence, in each case as determined by a Final Order or (ii) any Retained Causes of Action, which, for the avoidance of doubt, shall not include any Preference Actions, which shall be deemed automatically waived and released on the Effective Date in accordance with this Section 10.6(a).

(b) Releases by Holders of Claims and Interests.

As of the Effective Date, except for the right to enforce the Plan or any right or obligation arising under the Definitive Documents that remains in effect after the Effective Date, for good and valuable consideration, on and after the Effective Date, for good and valuable consideration, except as specifically set forth elsewhere in the Plan, the Releasing Parties conclusively, absolutely, unconditionally, irrevocably, and forever discharge and release (and each entity so discharged and released shall be deemed discharged and released by the Releasing Parties) the Released Parties and their respective property from any and all Claims, obligations, rights, suits, judgments, damages, demands, debts, Liens, Causes of Action, remedies, losses, and liabilities whatsoever (including contract claims, claims under ERISA and all other statutory claims, claims for contributions, withdrawal liability, reallocation liability, redetermination liability, interest on any amounts, liquidated damages, claims for attorneys’ fees or any costs or expenses whatsoever), including any derivative claims, asserted or assertable on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, matured or unmatured, contingent or fixed, existing or hereinafter arising, in law, equity or otherwise, that such Entity would have been legally entitled to assert in its own right (whether individually or collectively) based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Estates, the Restructuring, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the DIP Facility, the DIP Documents, the Restructuring Support Agreement, the Definitive Documents, the First Lien Credit Agreements, the Senior Notes Indenture, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party (other than assumed contracts or leases), the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation, preparation or consummation of the Plan (including the Plan Supplement), the Definitive Documents, the Sale Process, or any related agreements, instruments or other documents, or the solicitation of votes with respect to the Plan, in all cases based upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date. For the avoidance of doubt, nothing in this Section 10.6(b) shall be construed to release (i) the Released Parties from intentional fraud, willful misconduct, or gross negligence, in each case as determined by a Final Order or (ii) any current or former patient of the Debtors from pursuing any Claim against any non-Debtor party that is not a Released Party, including any non-Debtor provider that is not a Released Party, for any acts or omissions arising out of or relating to any Claims for medical malpractice.

10.7 Exculpation.

Notwithstanding anything herein to the contrary, and to the maximum extent permitted by applicable law, no Exculpated Party will have or incur, and each Exculpated Party is hereby released and exculpated from, any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, remedy, loss, and liability for any act or omission taken on or after the Petition Date and prior to or on the Effective Date relating to, in any way, or arising out of, the Chapter 11 Cases, the negotiation, formulation, preparation, dissemination, implementation, administration, confirmation, consummation, and pursuit of the Disclosure Statement, the Restructuring Transactions, the Plan, or the solicitation of votes for, or confirmation of, the Plan, the funding or consummation of the Plan (including the Plan Supplement), the Patient Care Ombudsman’s evaluations, reports, pleadings, or other writings filed by or on behalf of the Patient Care Ombudsman in or in connection with the Chapter 11 Cases, the Definitive Documents, the Sale Process, or any related agreements, instruments, or other documents, the solicitation of votes on the Plan, the offer, issuance, and distribution of any Securities issued or to be issued pursuant to the Plan, whether or not such distribution occurs following the Effective Date, the occurrence of the Effective Date, negotiations regarding or concerning any of the foregoing, or the administration of the Plan or property to be distributed under the Plan, except for actions determined by Final Order to constitute gross negligence, willful misconduct, or intentional fraud. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Exculpated Parties from liability.

10.8 Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

10.9 Retention of Causes of Action/Reservation of Rights.

Except as otherwise provided in Sections 10.5, 10.6, and 10.7 of the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, Claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including any affirmative Causes of Action against parties with a relationship with the Debtors. Other than those Claims and Causes of Action assigned to the Litigation Trust pursuant to Section 5.8 of the Plan, the applicable Reorganized Debtors shall have, retain, reserve, and be entitled to assert all Claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses notwithstanding the occurrence of the Effective Date, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

10.10 Ipso Facto and Similar Provisions Ineffective.

Any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any entity based on any of the following: (a) the insolvency or financial condition of a Debtor; (b) the commencement of the Chapter 11 Cases; (c) the confirmation or consummation of the Plan, including any change of control that shall occur as a result of such consummation; or (d) the restructuring.

10.11 Solicitation of Plan.

As of and subject to the occurrence of the Confirmation Date: (a) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation and (b) the Debtors and each of their respective directors, officers, employees, affiliates, agents, financial advisors, investment bankers, professionals, accountants, and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any Securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation shall not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any Securities under the Plan.

10.12 Corporate and Limited Liability Company Action.

Upon the Effective Date, all actions of the Debtors or the Reorganized Debtors, as applicable, contemplated by the Plan shall be deemed authorized and approved in all respects, including (a) those set forth in Sections 5.4 and 5.6 of the Plan, as applicable, (b) the selection of the managers, directors, and officers for the Reorganized Debtors, (c) the distribution, transfer, or issuance of the New Equity Interests and the GUC Warrants, (d) the entry into the Exit Facility Credit Agreement (if applicable), (e) the execution or consummation of any Discrete Asset Sales, (f) the establishment of the Litigation Trust, issuance of the Litigation Trust Interests and execution and delivery of the Litigation Trust Agreement, and (g) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date), in each case, in accordance with and subject to the terms and conditions hereof. All matters provided for in the Plan involving the corporate or limited liability company structure of the Debtors or the Reorganized Debtors, and any corporate or limited liability company action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be in effect, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Reorganized Debtors. On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, Securities, and instruments, certificates of merger, certificates of conversion, certificates of incorporation, or comparable documents, or franchise tax reports contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors, including, (a) the New Governance Documents, (b) the Exit Facility Credit Agreement, and (c) any and all other agreements, documents, Securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Section 10.12 shall be effective notwithstanding any requirements under non-bankruptcy law.

ARTICLE XI. RETENTION OF JURISDICTION.

11.1 Retention of Jurisdiction.

On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Cases for, among other things, the following purposes:

(a) to hear and determine motions and/or applications for the assumption, assumption and assignment, or rejection of executory contracts or unexpired leases, including disputes over Cure Amounts, and the allowance, classification, priority, compromise, estimation, or payment of Claims resulting therefrom;

(b) to determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

(c) to ensure that distributions to holders of Allowed Claims are accomplished as provided for in the Plan and Confirmation Order and to adjudicate any and all disputes arising from or relating to distributions under the Plan, including, cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely paid;

(d) to consider the allowance, classification, priority, compromise, estimation, or payment of any Claim;

(e) to enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(f) to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Entity with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(g) to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(h) to hear and determine all Professional Fee Claims;

(i) to adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

(j) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Plan Supplement, the Litigation Trust Agreement, or the Confirmation Order or any agreement, instrument, or other document governing or relating to any of the foregoing, provided that any dispute arising under or in connection with the Exit Facility shall be dealt with in accordance with the provisions of the applicable document;

(k) to take any action and issue such orders as may be necessary to construe, interpret, enforce, implement, execute, and consummate the Plan;

(l) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(m) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(n) to hear, adjudicate, decide, or resolve any and all matters related to Article X of the Plan, including the releases, discharge, exculpations, and injunctions issued thereunder;

(o) to resolve disputes concerning Disputed Claims or the administration thereof;

(p) to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(q) to enter one or more final decrees closing the Chapter 11 Cases;

(r) to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(s) to resolve disputes as to the ownership of any Claim or Interest;

(t) to recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

(u) to resolve any disputes concerning whether an Entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a Cure Amount, in each case, for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

(v) to hear and determine any rights, Claims, or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory;

(w) to hear and resolve any dispute over the application to any Claim of any limit on the allowance of such Claim set forth in sections 502 or 503 of the Bankruptcy Code, other than defenses or limits that are asserted under non-bankruptcy law pursuant to section 502(b)(1) of the Bankruptcy Code; and

(x) to resolve any and all suits, proceedings, or other matters against or involving the Patient Care Ombudsman.

11.2 Courts of Competent Jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal, or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

ARTICLE XII. MISCELLANEOUS PROVISIONS.

12.1 Payment of Statutory Fees.

All fees payable pursuant to section 1930 of title 28 of the United States Code and any interest thereon pursuant to 31 U.S.C. § 3717 (“Quarterly Fees”) shall be paid in full in Cash on or before the Effective Date by the Debtors. After the Effective Date, the applicable Reorganized Debtors and the Litigation Trustee shall pay all Quarterly Fees in full in Cash when due in each Debtor’s case until such time as a final decree is entered closing a particular Debtor’s case, a Final Order converting such Debtor’s case to a case under chapter 7 of the Bankruptcy Code is entered, or a Final Order dismissing such Debtor’s case is entered, whichever occurs first. The Debtors shall file all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, the Reorganized Debtors shall file with the Bankruptcy Court a post-confirmation quarterly report for each Debtor’s case for each quarter such case is pending, using UST Form 11-PCR. Notwithstanding anything to the contrary in the Plan, (i) Quarterly Fees are Allowed; (ii) the U.S. Trustee shall not be required to file any proof of claim or any other request(s) for payment with respect to Quarterly Fees; and (iii) the U.S. Trustee shall not be treated as providing any release under the Plan.

12.2 Substantial Consummation of the Plan.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

12.3 Dissolution of Creditors’ Committee.

On the Effective Date, the Creditors’ Committee shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases, provided that following the Effective Date, the Creditors’ Committee shall continue in existence and have standing and a right to be heard for the following limited purposes: (a) Claims and/or applications, and any relief related thereto, for compensation by professional persons retained in the Chapter 11 Cases pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code and requests for allowance of Administrative Expense Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; and (b) any appeals of the Confirmation Order or other appeals to which the Creditors’ Committee is a party.

12.4 Plan Supplement.

The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Documents included in the Plan Supplement shall be posted at the website of the Debtors’ notice, claims, and solicitation agent.

12.5 Senior Notes Indenture Trustee Fees and Expenses.

Without any further notice to or action, order, or approval of the Bankruptcy Court, the Debtors or the Reorganized Debtors, as applicable, shall pay on the Effective Date, in Cash, the Senior Notes Indenture Trustee Fees and Expenses up to the Senior Notes Indenture Trustee Fee Cap without the need for the Senior Notes Indenture Trustee, or its professionals, to file fee applications, Claims, or any other applications or motions with the Bankruptcy Court. After the Effective Date, and within ten (10) calendar days after submission of reasonably detailed summary invoices, the Reorganized Debtors shall pay in Cash the Senior Notes Indenture Trustee Fees and Expenses up to the Senior Notes Indenture Trustee Fee Cap as may be provided for under the Plan, without further Bankruptcy Court approval, in the ordinary course on or after the Effective Date.

12.6 Request for Expedited Determination of Taxes.

The Reorganized Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns of the Debtors filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

12.7 Exemption from Certain Transfer Taxes.

Pursuant to section 1146 of the Bankruptcy Code, (a) the issuance, transfer or exchange of any Securities, instruments or documents, (b) the creation of any Lien, mortgage, deed of trust, or other security interest, (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan or the revesting, transfer, or sale of any real or personal property of the Debtors pursuant to, in implementation of or as contemplated in the Plan (whether to one or more of the Reorganized Debtors or otherwise), (d) the grant of collateral under the Exit Facility Credit Agreement, and (e) the issuance, renewal, modification, or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee, or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city, or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax, or similar tax.

12.8 Amendments.

(a) Subject to the reasonable consent of the Requisite Consenting Creditors, the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code. After entry of the Confirmation Order, the Debtors may, upon order of the Bankruptcy Court, amend, modify, or supplement the

Plan in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, in each case without additional disclosure pursuant to section 1125 of the Bankruptcy Code; provided, that (i) any modifications or amendments to the Plan that adversely affect the treatment of a First Lien Administrative Agent shall require the consent of the applicable First Lien Administrative Agent (such consent not to be unreasonably withheld, conditioned, or delayed) and (ii) the Debtors shall consult with and provide a copy to the Creditors’ Committee regarding any amendment or modification of the Plan. Notwithstanding anything contained herein to the contrary, any amendment or modification to any GUC Provision in the Plan shall be reasonably acceptable to the Creditors’ Committee.

(b) Before the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan and the documents contained in the Plan Supplement to cure any non-substantive ambiguity, defect (including any technical defect), or inconsistency, without further order or approval of the Bankruptcy Court.

12.9 Effectuating Documents and Further Transactions.

Each of the officers of the Reorganized Debtors is authorized, in accordance with their authority under the resolutions of the applicable board of directors or managers (on terms materially consistent with the Plan), to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, which shall be in form and substance reasonably satisfactory to the Debtors and the Requisite Consenting Creditors.

12.10 Revocation or Withdrawal of the Plan.

The Debtors may, with the consent of the Requisite Consenting Creditors, revoke or withdraw the Plan prior to the Effective Date as to any or all of the Debtors; provided that the Debtors may revoke or withdraw the Plan without such consent in the exercise of the Debtors’ respective fiduciary duties. If, with respect to a Debtor, the Plan has been revoked or withdrawn prior to the Effective Date, or if confirmation or the occurrence of the Effective Date as to such Debtor does not occur on the Effective Date, then, with respect to such Debtor: (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing of or limiting to an amount of any Claim or Interest or Class of Claims or Interests), assumption of executory contracts or unexpired leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtor or any other Entity, (ii) prejudice in any manner the rights of such Debtor or any other Entity, or (iii) constitute an admission of any sort by any Debtor, any Consenting Creditors, or any other Entity.

12.11 Severability of Plan Provisions.

If, before the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided that any such alteration or interpretation shall be reasonably acceptable to the Debtors, the Creditors’ Committee, and the Requisite Consenting Creditors. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors, Creditors’ Committee (solely with respect to any GUC Provision), the Reorganized Debtors, the Requisite Consenting Creditors and the DIP Agent, Exit Facility Agent, or the applicable First Lien Administrative Agent, solely to the extent that a particular term or provision affects the legal and/or economic rights of the DIP Agent, the DIP Lenders, the Exit Facility Agent, the Exit Facility Lenders, or the applicable First Lien Administrative Agent, as applicable, under the Plan, the DIP Credit Agreement or the Exit Facility Credit Agreement and (c) nonseverable and mutually dependent.

12.12 Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule in the Plan Supplement or a Definitive Document provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

12.13 Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.14 Dates of Actions to Implement the Plan.

In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

12.15 Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and Plan Supplement shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the holders of Claims and Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), the Released Parties, the Exculpated Parties and each of their respective successors and assigns, including the Reorganized Debtors.

12.16 Deemed Acts.

Subject to and conditioned on the occurrence of the Effective Date, whenever an act or event is expressed under the Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party, by virtue of the Plan and the Confirmation Order.

12.17 Successor and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each Entity.

12.18 Entire Agreement.

On the Effective Date, the Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.19 Exhibits to Plan.

All exhibits, schedules, supplements, and appendices to the Plan (including the Plan Supplement) are incorporated into and are a part of the Plan as if set forth in full herein.

12.20 Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by electronic transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered, addressed as follows:

(a)	if to the Debtors or the Reorganized Debtors:

Cano Health, Inc.

9725 NW 117th Avenue

Suite 200

Miami, FL 33178

Attn: Mark Kent (mark.kent@canohealth.com)

 David Armstrong, Esq. (david.armstrong@canohealth.com)

 - and –

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Telephone: (212) 310-8000

Attn: Gary T. Holtzer (gary.holtzer@weil.com)

 Jessica Liou (jessica.liou@weil.com)

Matthew P. Goren (matthew.goren@weil.com)

Kevin Bostel (kevin.bostel@weil.com)

– and –

Richards, Layton & Finger, P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

Telephone: (302) 651-7700

Attn: Mark D. Collins (collins@rlf.com)

 Michael J. Merchant (merchant@rlf.com)

 Amanda R. Steele (steele@rlf.com)

– and –

(b)	if to the Ad Hoc First Lien Group to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attn: Scott J. Greenberg, Esq. (sgreenberg@gibsondunn.com)

 Michael J. Cohen, Esq. (mcohen@gibsondunn.com)

 Christina M. Brown, Esq. (christina.brown@gibsondunn.com)

 RXCanoGDC@gibsondunn.com

– and –

Pachulski Stang Ziehl & Jones LLP

919 N. Market Street, 17th Floor

P.O. Box 8705

Wilmington, DE 19899-8705 (Courier 19801)

Attn: Laura Davis Jones (ljones@pszjlaw.com)

 James E. O’Neill (joneill@pszjlaw.com)

(c)	if to the Creditors’ Committee to:

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Attn: Kristopher M. Hansen (krishansen@paulhastings.com)

 Erez Gilad (erezgilad@paulhastings.com)

– and –

Cole Schotz, P.C.

500 Delaware Avenue, Suite 1410

Wilmington, DE 19801

Attn: G. David Dean (ddean@coleschotz.com)

 Justin R. Alberto (jalberto@coleschotz.com)

After the Effective Date, the Reorganized Debtors have authority to send a notice to Entities providing that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to (i) those Entities who have filed such renewed requests and (ii) those Entities whose rights are affected by such documents.

Dated: May 21, 2024

Respectfully submitted,

Cano Health, Inc. on its own behalf and on behalf of each of the Debtors

By:	/s/ Mark D. Kent
Name: Mark D. Kent
Title: Chief Executive Officer